                                                                  EXECUTION COPY

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                                CREDIT AGREEMENT


                                      AMONG


                                   RCPI TRUST,
                                    BORROWER,


                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,


                               NATIONSBANK, N.A.,
                                    AS AGENT,


                                       AND


                                BANKBOSTON, N.A.,


                                   AS CO-AGENT


                           DATED AS OF APRIL 12, 1999


                                      WITH


                     NATIONSBANC MONTGOMERY SECURITIES, LLC


                     AS SOLE LEAD ARRANGER AND BOOK MANAGER

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                                TABLE OF CONTENTS
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SECTION 1. DEFINITIONS
   1.1        Defined Terms ..............................................................................      1
   1.2        Other Definitional Provisions ..............................................................     20
SECTION 2. AMOUNT AND TERMS OF COMMITMENTS
   2.1        Commitments ................................................................................     20
   2.2        Notes ......................................................................................     21
   2.3        Procedure for Borrowing ....................................................................     21
   2.4        [Intentionally Omitted] ....................................................................     22
   2.5        Termination or Reduction of Commitments ....................................................     22
   2.6        Extension of Maturity Date .................................................................     22
   2.7        Interest Rates and Payment Dates ...........................................................     23
   2.8        Conversion and Continuation Options ........................................................     23
   2.9        Minimum Amounts and Maximum Number of Tranches .............................................     24
   2.10       Optional Prepayments .......................................................................     24
   2.11       Mandatory Prepayments ......................................................................     24
   2.12       Computation of Interest and Fees ...........................................................     26
   2.13       Inability to Determine Interest Rate .......................................................     26
   2.14       Pro Rata Treatment and Payments ............................................................     27
   2.15       Illegality .................................................................................     27
   2.16       Requirements of Law ........................................................................     28
   2.17       Taxes ......................................................................................     29
   2.18       Indemnity ..................................................................................     30
   2.19       Lending Offices; Change of Lending Office ..................................................     31
   2.20       Certificates, Etc ..........................................................................     31
   2.21       Replacement of Lenders .....................................................................     31
SECTION 3. REPRESENTATIONS AND WARRANTIES
   3.1        Financial Condition ........................................................................     32
   3.2        No Change ..................................................................................     33
   3.3        Existence; Compliance with Law .............................................................     33
   3.4        Power; Authorization; Enforceable Obligations ..............................................     33
   3.5        No Legal Bar ...............................................................................     34
   3.6        No Material Litigation .....................................................................     34
   3.7        No Default .................................................................................     35
   3.8        Ownership of Property; Condition of Title; Leases Major
   Space Leases and Major Retail Leases; Liens; Other Agreements .........................................     35
   3.9        Intellectual Property ......................................................................     37
   3.10       Taxes ......................................................................................     37
   3.11       Federal Regulations ........................................................................     37
   3.12       ERISA ......................................................................................     37
   3.13       Investment Company Act; Other Regulations ..................................................     38
   3.14       Subsidiaries ...............................................................................     38
   3.15       Accuracy and Completeness of Information ...................................................     38
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   3.16       Labor Relations ............................................................................     38
   3.17       Insurance ..................................................................................     39
   3.18       Solvency ...................................................................................     39
   3.19       Purpose of Loans ...........................................................................     39
   3.20       Environmental Matters ......................................................................     39
   3.21       Obligation to Convey .......................................................................     41
   3.22       Certain Existing Indebtedness ..............................................................     41
   3.23       Year 2000 ..................................................................................     41
SECTION 4. CONDITIONS PRECEDENT
   4.1        Conditions to Initial Loans ................................................................     41
   4.2        Conditions to Each Loan ....................................................................     44
SECTION 5. AFFIRMATIVE COVENANTS
   5.1        Financial Statements .......................................................................     45
   5.2        Certificates; Other Information ............................................................     46
   5.3        Payment of Obligations .....................................................................     48
   5.4        Conduct of Business and Maintenance of Existence ...........................................     48
   5.5        Maintenance of Property; Insurance .........................................................     48
   5.6        Damage, Destruction, Condemnation ..........................................................     51
   5.7        Inspection of Property; Books and Records; Discussions .....................................     53
   5.8        Notices ....................................................................................     53
   5.9        Environmental Laws .........................................................................     55
   5.10       Property Manager ...........................................................................     55
   5.11       Condominium Documents; Expense Sharing Agreement ...........................................     55
   5.12       Asbestos ...................................................................................     55
   5.13       Estoppel Certificates ......................................................................     56
   5.14       Year 2000 Procedures .......................................................................     56
SECTION 6. NEGATIVE COVENANTS
   6.1        Limitation on Indebtedness and Hedging Obligations .........................................     56
   6.2        Limitation on Liens ........................................................................     57
   6.3        Limitation on Guarantee Obligations ........................................................     58
   6.4        Limitation on Fundamental Changes ..........................................................     58
   6.5        Limitation on Sale of Assets ...............................................................     58
   6.6        Limitation on Restricted Payments ..........................................................     59
   6.7        Limitation on Capital Expenditures .........................................................     60
   6.8        Limitation on Investments, Loans and Advances ..............................................     60
   6.9        Limitation on Optional Payments and Modifications of Agreements ............................     60
   6.10       Limitation on Transactions with Affiliates .................................................     61
   6.11       Limitation on Changes in Fiscal Year .......................................................     61
   6.12       Limitation on Negative Pledge Clauses ......................................................     61
   6.13       Limitation on Lines of Business ............................................................     61
   6.14       Governing Documents ........................................................................     61
   6.15       Limitation on Subsidiary Formation .........................................................     62
   6.16       Limitation on Securities Issuances .........................................................     62
   6.17       Asbestos ...................................................................................     62
   6.18       Alterations, Maintenance, Repairs, Waste ...................................................     62
   6.19       Limitations on Leasing .....................................................................     62
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SECTION 7. EVENTS OF DEFAULT
SECTION 8. THE AGENT
   8.1        Appointment ................................................................................     66
   8.2        Delegation of Duties .......................................................................     67
   8.3        Exculpatory Provisions .....................................................................     67
   8.4        Reliance by Agent ..........................................................................     67
   8.5        Notice of Default ..........................................................................     67
   8.6        Non-Reliance on Agent and Other Lenders ....................................................     68
   8.7        Indemnification ............................................................................     68
   8.8        Agent in Its Individual Capacity ...........................................................     69
   8.9        Successor Agent ............................................................................     69
   8.10       Dealings with Agent ........................................................................     69
   8.11       Co-Agent ...................................................................................     69
SECTION 9. MISCELLANEOUS
   9.1        Amendments and Waivers .....................................................................     69
   9.2        Notices ....................................................................................     70
   9.3        No Waiver; Cumulative Remedies .............................................................     72
   9.4        Survival of Representations and Warranties .................................................     72
   9.5        Payment of Expenses and Taxes ..............................................................     72
   9.6        Successors and Assigns; Participations and Assignments .....................................     73
   9.7        Adjustments; Set-off .......................................................................     75
   9.8        Counterparts ...............................................................................     76
   9.9        Severability ...............................................................................     76
   9.10       Integration ................................................................................     76
   9.11       GOVERNING LAW ..............................................................................     76
   9.12       Submission To Jurisdiction; Waivers ........................................................     76
   9.13       Acknowledgments ............................................................................     77
   9.14       WAIVERS OF JURY TRIAL ......................................................................     77
   9.15       Confidentiality ............................................................................     78
   9.16       Recourse ...................................................................................     78
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SCHEDULES

   Schedule I                     Lenders, Commitments, and Lending Offices
   Schedule 1.1(a)                Properties and Allocated Loan Amounts
   Schedule 1.1(b)                Capital Expenditures Adjustments
   Schedule 2.2                   Scheduled Loan Repayments
   Schedule 3.4(b)                Permitting and Regulatory Matters
   Schedule 3.6                   Certain Litigation
   Schedule 3.8(a)                Permitted Encumbrances
   Schedule 3.8(c)                Lease Defaults
   Schedule 3.8(d)                Service Contracts
   Schedule 3.8(e)                Tax Assessments
   Schedule 3.8(g)                Amendments to Condominium
   Schedule 3.8(h)                Ground Lease Defaults
   Schedule 3.8(i)                Tenant Improvement Obligations
   Schedule 3.8(m)                Leasing Brokerage Contracts
   Schedule 3.14                  Subsidiaries
   Schedule 3.20                  Environmental Matters
   Schedule 4.1(b)                Scheduled Leases
   Schedule 6.1                   Existing Indebtedness and Hedging Obligations
   Schedule 6.3                   Existing Guarantee Obligations
   Schedule 6.10                  Certain Affiliate Transactions

EXHIBITS

   Exhibit A                      Form of Note
   Exhibit B                      Form of Tax Status Certificate
   Exhibit C                      Form of Initial Borrowing Certificate
   Exhibit D                      Form of Opinion of Sullivan & Cromwell
   Exhibit E                      Form of Assignment and Acceptance
   Exhibit F                      Form of Amendment to Existing Credit Agreement
   Exhibit G                      Form of Eligible Assignee Certificate




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         CREDIT AGREEMENT, dated as of April 12, 1999, among RCPI TRUST, a
Delaware business trust (the "Borrower"), the lenders from time to time parties to this Agreement (the "Lenders"), NATIONSBANK, N.A., a national banking association, as agent for the Lenders hereunder and BANKBOSTON, N.A., a national banking association, as co-agent for the Lenders hereunder.

                                    RECITALS

         The Borrower was formed to take title to certain real and personal property constituting a portion of the twelve buildings in New York City known as Rockefeller Center, pursuant to the Second Amended Joint Plan of Reorganization, confirmed on May 29, 1996, in the bankruptcy cases of RCP Associates, a New York limited partnership, and Rockefeller Center Properties, a New York general partnership. Pursuant to the Agreement and Plan of Merger, dated as of November 7, 1995, as amended (the "Merger Agreement"), among Rockefeller Center Properties, Inc. ("Old RCPI"), predecessor by merger to Rockefeller Center Properties, Inc., a Delaware corporation, the surviving entity of the merger of Old RCPI with and into RCPI Holdings, Inc., a Delaware corporation (such surviving entity, "Holdings" or "RCPI"), RCPI Merger, Inc., a Delaware corporation ("RCPI Merger"), and certain investors party thereto, RCPI Merger was merged with and into RCPI effective July 10, 1996, after giving effect to which RCPI was a wholly-owned subsidiary of Holdings. Each of RCPI and RCPI Investors LLC, a Delaware limited liability company (the "LLC"), are the owners of approximately 50% in beneficial interest in the Borrower. The Borrower has assumed substantially all of the liabilities of RCPI. Pursuant to the Existing Senior Credit Agreement (as hereinafter defined), certain lenders have made available a loan facility to the Borrower in an original aggregate principal amount of $100,000,000, under which $80,000,000 aggregate principal amount of loans is outstanding as of the date hereof, which will be reduced to $73,750,000 on March 31, 1999. The Borrower has requested that each of the Lenders make one or more term loans to the Borrower in one or more advances, in an aggregate principal amount not to exceed $47,000,000, the proceeds of which would be used to fund budgeted tenant work allowances and leasing commissions, to fund capital improvements to the Properties, to fund scheduled amortization payments under the Existing Senior Credit Agreement, and for other general working capital purposes of the Borrower.

         The Lenders are willing to make such term loans available to the Borrower, but only on the terms, and subject to the conditions, set forth in this Agreement.

         Accordingly, the parties hereto hereby agree as follows:

         SECTION 1. DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

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               "Accelerated Amortization Payment": as defined in Section
          2.11(e).

               "Adjusted Debt Service Coverage Ratio": for any period, the Debt Service Coverage Ratio for such period excluding, however, from the calculation of such Debt Service Coverage Ratio any principal and interest to be paid with respect to the Loans.

               "Adjusted Net Operating Income": for any Test Period, Net Operating Income for such period minus the Stabilized Capital Expenditures Amount for such period.

               "Affected Lender": as defined in Section 2.21.

               "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person (including, with its correlative meanings, "controlled by" and "under common control with") means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or
          (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

               "Agent": NationsBank, N.A., together with its affiliates, as the arranger of the Commitments and as the agent for the Lenders under this Agreement and the other Loan Documents. For purposes of clarification, the Co-Agent shall not be deemed the "Agent" for any purpose hereunder.

               "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

               "Air Rights": the excess, if any, of the maximum permissible floor area of buildings now or hereafter available for "as of right" development of buildings on the portion of the Properties described as "Remaining Property" on Schedule 1.1(a) annexed hereto, together with all buildings and improvements thereon and all rights appurtenant thereto, without regard to the landmark status of the improvements thereon, over the current as-built floor area of the improvements erected on such parcel, all determined in accordance with the applicable provisions of the Zoning Resolution, and including, without limitation, the development rights specified in the Special Permit. As used in this definition, "Special Permit" means that certain special permit granted by the City Planning Commission of The City of New York (Permit No. C 890639 ZSM), as amended, renewed or replaced from time to time; and "Zoning Resolution" means the Zoning Resolution of The City of New York, as amended from time to time, promulgated by the City Planning Commission pursuant to Section 200 of the New York City Charter.

               "Allocated Loan Amount": with respect to any Property, the amount set forth opposite the name of such Property on Schedule 1.1(a); provided, however, that the Allocated Loan Amount of each Property shall be reduced on and as of the date of any scheduled payment of principal of the Loans or any optional or mandatory prepayment


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          of the Loans (other than any mandatory prepayment made pursuant to
          Section 2.11(a) in connection with any Release, but only to the extent of the Allocated Loan Amount(s) of the Property or Properties (or portions thereof) being released) by an amount equal to the amount of such payment or prepayment multiplied by a fraction, the numerator of which shall be such Allocated Loan Amount immediately prior to such reduction and the denominator of which shall be the aggregate of all Allocated Loan Amounts of all Properties owned by the Borrower immediately prior to such reduction; provided, further, however, that for purposes of determining any reduction of any Allocated Loan Amount, if a Release shall occur on the same date as any payment or prepayment of the Loans which would require a reduction in Allocated Loan Amounts pursuant to the immediately preceding proviso, such Release shall be deemed to occur prior to such payment or prepayment and prior to such reduction in Allocated Loan Amounts; and provided, further, however, that, with respect to the Release of any portion of any Property, (i) the Allocated Loan Amount of such Property shall be allocated ratably between the portion of such Property subject to such Release and the portion of such Property not subject to such Release by the Agent in good faith based upon such factors as, without limitation, the respective square footages and loan to value ratios of such portions of such Property and the contractual rents attributable to such portions of such Property, and such allocated amount shall be deemed the "Allocated Loan Amount" for each such portion of such Property, and (ii) from and after such Release, the portion of such Property which was not subject to such Release shall be deemed to be a "Property" for all purposes hereof.

               "Applicable Lending Office": for each Lender and for each Type of Loan, the lending office of such Lender designated for such Type of Loan on Schedule I hereto (or any other lending office from time to time notified to the Agent by such Lender ) as the office at which its Loans of such Type are to be made and maintained.

               "Applicable Margin": for any Loan of any Type at any time, the rate per annum set forth under the relevant column heading set forth below:


                         Eurodollar                   Base Rate
                            Loans                       Loans
                       ---------------             ----------------
                            2.50%                       0.00%

               "Arranger": NationsBanc Montgomery Securities, LLC, as the sole lead arranger, book manager and syndication agent of the Commitments.

               "Assignee": as defined in Section 9.6(c).

               "Assignment and Acceptance": as defined in Section 9.6(c).

               "Available Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment at such time over (b) the aggregate principal amount of all Loans theretofore made by such Lender.

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               "Base Rate": for any day, the rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest publicly announced by NationsBank in Charlotte, North Carolina, from time to time as its base rate (the base rate not being intended to be the lowest rate of interest charged by NationsBank in connection with extensions of credit to debtors.)

               "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

               "Borrower": as defined in the heading to this Agreement.

               "Borrowing Date": any Business Day specified in a notice pursuant to Section 2.3 as a date on which the Borrower requests the Lenders to make Loans hereunder.

               "Business":  as defined in Section 3.21(b).

               "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Dallas, Texas or New York City are authorized or required by law to close, and, if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

               "Capital Budget": as defined in Section 5.2(c).

               "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

               "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause
          (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor's Ratings Group ("S&P") or P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in either case maturing within 270 days after the day of acquisition, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause
          (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

               "Closing Date": the date on which the conditions precedent set forth in Section 4.1 are satisfied and the initial Loans are made.

               "Co-Agent": BankBoston, N.A., in its capacity as co-agent hereunder.

               "Code": the Internal Revenue Code of 1986, as amended from time to time.

               "Commitment": as to any Lender, its obligation to make Loans to the Borrower pursuant to Section 2.1 in an aggregate amount not to exceed the amount set forth opposite such Lender's name on Schedule I or in an Assignment and Acceptance, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

               "Commitment Period": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

               "Commitment Percentage": as to any Lender, the quotient, expressed as a percentage, equal to such Lender's Commitment divided by the aggregate Commitments.

               "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
          Section 414 of the Code.

               "Condominium": The Rockefeller Center Tower Condominium formed pursuant to the document specified in clause (b) of the definition of "Condominium Documents".

               "Condominium Documents": the collective reference to:

               (a) the Expense Sharing Agreement;

               (b) the Amended and Restated Declaration, dated as of July 17, 1996, establishing a Plan for Condominium Ownership of Premises in a Portion of the Block Bounded by Rockefeller Plaza, Avenue of the Americas, West 49th Street and West 50th Street, New York, N.Y., pursuant to Article 9-B of the Real Property Law of the

          State of New York, Name: The Rockefeller Center Tower Condominium, including the By-Laws of the Condominium annexed thereto;

               (c) the Operation, Maintenance and Reciprocal Easement Agreement, dated as of July 17, 1996, among the Borrower, NBC Trust, NBC, the Condominium, RCP Associates and the New York City Industrial Development Agency;

               (d) the Declaration of Covenants and Restrictions, dated as of July 17, 1996, between the Borrower and NBC; and

               (e) the Agreement of First Offer, dated as of July 17, 1996, between the Borrower and NBC;

               as any of the foregoing may be amended, supplemented or otherwise modified from time to time in accordance with Section 6.10.

               "Condominium Regime": the condominium regime created by the Amended and Restated Declaration dated as of July 17, 1996 for Rockefeller Center Tower Condominium recorded in the Office of the New York City Register in Reel 2348 at page 0853.

               "Continue", "Continuation" and "Continued" shall refer to the continuation of a Eurodollar Loan from one Interest Period to the next Interest Period.

               "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

               "Convert", "Conversion" and "Converted" shall refer to a conversion of Eurodollar Loans into Base Rate Loans or of Base Rate Loans into Eurodollar Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

               "Credit Exposure": as to any Lender at any time, the sum of (a) its unutilized Commitment, if any, and (b) the unpaid principal amount of its Loans.

               "Credit Exposure Percentage": as to any Lender at any time, a fraction (expressed as a percentage), the numerator of which is the Credit Exposure of such Lender at such time and the denominator of which is the aggregate Credit Exposures of all of the Lenders at such time.

               "Debt Service Coverage Ratio": for any period, the ratio of (a) Adjusted Net Operating Income for such period to (b) the sum of (i) all installments of principal on the Loans and the Existing Loans scheduled to be paid during such period (determined without giving effect to any optional prepayments of the Loans pursuant to Section
          2.10 hereof or the Existing Loans pursuant to Section 2.10 of the Existing Senior Credit Agreement or optional reductions of the Commitments pursuant to Section 2.5 hereof



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



          or the Existing Commitments pursuant to Section 2.5 of the Existing Senior Credit Agreement made at any time), (ii) all interest accrued or payable on the Loans and the Existing Loans during such period (after giving effect to any principal payments made on account of the Loans and the Existing Loans) and (iii) the interest accrued or payable on the 14% Debentures during such period (excluding scheduled interest accrued on the 14% Debentures during any time prior to such period, but including interest accrued on such unpaid interest for the period since the immediately preceding 14% Debenture Interest Payment
          Date), whether or not such interest has been paid, in accordance with the Intercreditor Agreement.

               "Debt to Value Ratio": at any time, (a) the aggregate amount of all Indebtedness of the Borrower then outstanding, divided by (b) the sum of the Fair Market Values at such time of all of the Properties then owned by the Borrower.

               "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

               "Dollars" and "$": dollars in lawful currency of the United States of America.

               "Eligible Assignee": (i) a Lender; (ii) an Affiliate of a Lender;
          (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the Organization For Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, so long as such bank is acting through a branch or agency located in the United States; and (vi) a finance company, insurance company or other financial institution, mutual fund or other fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $250,000,000; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition; provided, further, that any of the entities specified in (i) through (iv) above shall not be deemed an Eligible Assignee unless such entity executes and delivers a completed certificate attached as Exhibit G hereto.

               "Engineers Reports": collectively, (a) the report of Merritt & Harris, Inc., dated September 2, 1995, (b) the report of Hoffmann Architects, dated September, 1995, (c) the report of Edwards & Zuck, P.C., not dated, (d) the report of Tornton-Tomasetti/Engineers, dated August 28, 1995, (e) the report of Syska & Hennessy, Inc., Engineers, dated August 28, 1995, (f) the report of Facilities Technology Consultants, Inc., dated August 25, 1995, (g) the report of Landmark Elevator Consultants as edited by Merritt & Harris, Inc., dated September 2, 1995, in each case addressed to Tishman with respect to the Properties, (h) the letter report of Comprehensive Building Analysis, Inc., dated March 31, 1999, and (i) the update letter report of Ambient Lab, Inc., dated March 25, 1999.

               "Environmental Laws": any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect and applicable to the Borrower or its properties.

               "Estimated Calculation": as defined in Section 5.2(h).

               "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System. As of the date hereof, the Eurocurrency Reserve Requirements are zero.

               "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, (i) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, or (ii) if for any reason the rate described in clause (i) of this definition is not available, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, provided, however, that if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

               "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

               "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                              --------------------
                    1.00 - Eurocurrency Reserve Requirements

               "Event of Default": any of the events specified in Section 7; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

               "Expense Sharing Agreement": the Unit Owners Agreement dated as of July 17, 1996 between the Borrower, NBC Trust, NBC, General Electric Company and the Condominium.

               "Existing Loan Documents": the "Loan Documents", as defined under the Existing Senior Credit Agreement.

               "Existing Loans": the loans made under the Existing Senior Credit Agreement.

               "Existing Senior Credit Agreement": that certain Credit Agreement, dated as of May 16, 1997, among the Borrower, the lenders from time to time parties thereto and NationsBank (as successor by merger to NationsBank of Texas, N.A.), as agent for the lenders, as amended, supplemented or otherwise modified from time to time.

               "Extension Fee": as defined in Section 2.6(g).

               "Extension Term": if the Maturity Date is extended pursuant to
          Section 2.6, the period commencing on the Original Maturity Date and ending on the New Maturity Date.

               "Fair Market Value": with respect to any Property at any time, the value of such Property most recently determined by an appraisal completed by an MAI appraiser, reasonably acceptable to the Agent and, if required under FIRREA or other applicable Requirements of Law, engaged by the Agent, such appraisal to be completed utilizing only a Sales Comparison Approach and Income Capitalization Approach in accordance with the appraisal criteria specified in The Appraisal of Real Estate, Eleventh Edition, published by the Appraisal Institute.

               "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

               "Fee Letter": the letter agreement, dated as of April 12, 1999, between the Borrower and NationsBank, as the same may be amended, supplemented or otherwise modified from time to time.

               "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee

               "FIRREA": the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

               "14% Debenture Interest Payment Date": any date on which interest is payable pursuant to the 14% Debentures and the 14% Debentures Purchase Agreement (disregarding the effect of the Intercreditor Agreement).

               "14% Debenture Quarterly Amount": with respect to any 14% Debenture Interest Payment Date, one-half of the amount of interest scheduled to be paid on the 14% Debentures on such 14% Debenture Interest Payment Date (excluding scheduled interest on the 14% Debentures unpaid from prior 14% Debenture Interest Payment Dates, but including interest accrued on such unpaid interest for the period since the immediately preceding 14% Debenture Interest Payment Date).

               "14% Debentures": the Borrower's 14% Debentures due 2007.

               "14% Debentures Purchase Agreement": the Amended and Restated Debenture Purchase Agreement, dated as of July 17, 1996, between the Borrower and Whitehall, as amended pursuant to the First Amendment to Amended and Restated Debenture Purchase Agreement, dated as of May 16, 1997, as further amended pursuant to the Second Amendment to Amended and Restated Debenture Purchase Agreement, dated as of the date hereof, and as further amended, supplemented or otherwise modified from time to time as permitted hereunder.

               "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

               "Governing Documents": as to any Person, its articles or certificate of incorporation and by-laws, its partnership agreement, its certificate of formation and operating agreement, and/or the other organizational or governing documents of such Person.

               "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Ground Leases": collectively, (a) that certain unrecorded Amended and Restated Lease dated July 17, 1996 by and between RCP Associates as landlord and Rockefeller Center Properties as tenant, and (b) that certain Lease, dated August 23, 1949, between the Ministers, Elders and Deacons of the Reformed Protestant Dutch Church of The City of New York, a religious corporation organized under the Royal Charter of 1696 and existing under the laws of the State of New York (the "Church"), as lessor, and Massachusetts Mutual Life Insurance Company, a Massachusetts corporation ("Mass Mutual"), as lessee, recorded in the Office of the City Register for New York County (the "Register's Office") on September 2, 1949 in Liber 4637, page 103, as modified by the Modification of Lease Agreement dated April 26, 1950, between the Church and Mass Mutual, recorded on May 10, 1950 in the Register's Office in Liber 4673, page 106, as assigned by the Assignment of Lease, dated May 13, 1963, between the Church and Rock-Sinclair, Inc., a New York corporation ("Rock-Sinclair"), recorded on May 16, 1963 in the Register's Office in Liber 5232, page 130, as modified by the Modification of Lease dated May 15, 1963, made by and between the Church and Rock-Sinclair, Inc., recorded May 16, 1963 in Liber 5232 cp 130, as assigned by the Assignment of Lease, dated May 22, 1963, made by Rock-Sinclair, as Assignor, to Rockefeller Center, Inc., as Assignee, recorded May 23, 1963 in Liber 5233 cp 171, as modified by the Modification of Lease, dated as of October 15, 1979, between the Church and Rockefeller Center, Inc., recorded on March 4, 1980 in the Register's Office in Reel 516, page 92, as assigned by the Assignment and Assumption Agreement, dated September 11, 1985, between Rockefeller Group, Inc., formerly known as Rockefeller Center, Inc., as Assignor, and Rockefeller Center Properties, as Assignee, recorded September 12, 1985 in Reel 960 page 766, as assigned by the Assignment and Assumption of Ground Lease, dated as of July 17, 1996, made by Rockefeller Center Properties to RCPI Trust, recorded on July 22, 1996 in the Register's Office in Reel 2347, page 605.

               "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

               "Hedging Obligations": of any Person, all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit derivative transaction or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

               "Holdings": as defined in the Recitals hereto.

               "Indebtedness": of any Person at any date, without duplication,
          (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services, (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases,
          (d) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, provided, however, that Indebtedness shall not include (i) the obligations of the Borrower under any lease to provide tenant improvements or tenant allowances, or (ii) except for purposes of Section 6.1, current trade liabilities permitted under Section 6.1(g) hereof.

               "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

               "Insolvent": pertaining to a condition of Insolvency.

               "Intercreditor Agreement": the Amended and Restated Intercreditor and Subordination Agreement, to be executed and delivered by, the Agent, on behalf of the Lenders hereunder and as agent for the lenders under the Existing Senior Credit Agreement, the holder(s) of the 14% Debentures, Whitehall and the Borrower, as the same may be amended, supplemented or otherwise modified from time to time.

               "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each calendar month, and (b) as to any Eurodollar Loan, the last day of each Interest Period therefor.

               "Interest Period": with respect to any Eurodollar Loan:

               (i) initially, the period commencing on the Borrowing Date or Conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of Conversion, as the case may be, given with respect thereto; and

               (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

               provided that,

               (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and

               (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

               "Investors": collectively, WHRC II Real Estate Limited Partnership, a Delaware limited partnership; Prometheus Investors, L.L.C., a Delaware limited liability company; EXOR Group, a Luxembourg investment holding company; EXOR America Inc., a Delaware corporation; Rockprop, L.L.C., a Delaware limited liability company; Troutlet Investments Corporation, a British Virgin Islands corporation; Gribble Investment (Tortola) BVI, Inc., a British Virgin Islands corporation; Weevil Investment (Tortola) BVI, Inc., a British Virgin Islands corporation; and Coreopsis Corporation, a Delaware corporation.

               "Key Principals": collectively, Whitehall Street Real Estate Limited Partnership V, a Delaware limited partnership, David Rockefeller, EXOR Group, a Luxembourg investment holding company, Tishman Speyer Crown Equities, a Delaware general partnership, and Bonito Investments, LDC, a Bahamas limited duration company.

               "Leases": collectively, the Space Leases and the Retail Leases.

               "Lenders": as defined in the caption to this Agreement.

               "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, violation, encumbrance, lien (statutory, choate, inchoate or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

               "Limited Recourse Agreement": the Limited Recourse Agreement to be executed and delivered by each Key Principal, in form as agreed between the Borrower, the Agent and each Key Principal, as the same may be amended, supplemented or otherwise modified from time to time.

               "LLC": as defined in the Recitals hereto.

               "Loan": any loan made by any Lender pursuant to this Agreement.

               "Loan Documents": this Agreement, the Notes, the Intercreditor Agreement and the Limited Recourse Agreement.

               "Loan Parties": collectively, the Borrower, Whitehall and each Key Principal.

               "Majority Lenders": at any time, Lenders the Credit Exposure Percentages of which aggregate more than 50%.

               "Major Retail Lease": any Retail Lease, or Retail Leases to an affiliated group of tenants, providing for the lease of space in an aggregate amount of 10,000 square feet or more.

               "Major Space Lease": any Space Lease, or Space Leases to an affiliated group of tenants, providing for the lease of space in an aggregate amount of 100,000 square feet or more.

               "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

               "Material Environmental Amount": an amount payable by the Borrower and/or its Subsidiaries in excess of $5,000,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

               "Material Service Contracts": as defined in Section 3.8(d).

               "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation other than in de minimus quantities which are maintained in compliance with applicable law.

               "Maturity Date": May 16, 2000, as such date may be extended pursuant to Section 2.6.

               "Merger Agreement": as defined in the Recitals hereto.

               "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

               "NationsBank": NationsBank, N.A., a national banking association.

               "NBC": National Broadcasting Company, Inc.

               "NBC Trust": NBC Trust No. 1996A, a Delaware business trust.

               "Net Cash Flow after Debt Service": for any period, Net Operating Income for such period, minus (a) all expenditures during such period made by the Borrower in respect of tenant improvements, leasing commissions, capital expenditures and replacement reserves, and (b) all interest and principal payments (including Accelerated Amortization Payments) made on the Loans and the Existing Loans, and all interest actually paid on the 14% Debentures (other than payments of interest on the 14% Debentures made with the proceeds of cash contributions to the common equity of the Borrower by the Investors made contemporaneously with such interest payments), during such period.

               "Net Operating Income": for any period, all cash revenues earned by the Borrower from the Properties for such period, including all base, storage and percentage rents, all escalation charges, all miscellaneous tenant charges, proceeds from rental interruption insurance, and tax, insurance and any other tenant reimbursements (but specifically excluding proceeds from dispositions of assets and any net payments received by the Borrower with respect to Hedging Obligations permitted under Section 6.1(c) and (f)) less any and all costs and expenses of a non-capital nature, including but not limited to operating, maintenance, taxes, rents, management fees paid to the Property Manager, administrative, promotional, marketing, legal and accounting costs and expenses, incurred on a cash basis in connection with the Properties, but specifically excluding debt service and any net payments made by the Borrower with respect to Hedging Obligations permitted under Section 6.1 (e) and (f).

               "Net Proceeds": (i) the aggregate cash consideration received by the Borrower or a Subsidiary in connection with any transaction referred to in Section 2.11(a)(ii) or 2.11(b) less (ii) the actual expenses (including out-of-pocket expenses) incurred by the

          Borrower or such Subsidiary in connection with such transaction (including, in the case of any issuance of debt or equity securities, underwriters' commissions and fees) and the amount of any federal and state taxes incurred in connection with such transaction, in each case as certified by a Responsible Officer to the Agent at the time of such transaction.

               "New Maturity Date": as defined in Section 2.6.

               "Non-Excluded Taxes": as defined in Section 2.17.

               "Note": as defined in Section 2.2.

               "Obligations": the unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Loans, and all other obligations and liabilities of the Borrower to the Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with this Agreement, the Notes and any other Loan Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Loan Documents) or otherwise.

               "Operating Committee": as defined in that certain Amendment Agreement, dated as of May 1, 1997, among Holdings, Rockefeller Center Properties, Inc., the Key Principals, the Investors, LLC, the Borrower and the Trustees of the Borrower.

               "Original Maturity Date": as defined in Section 2.6.

               "Participant": as defined in Section 9.6(b).

               "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

               "Permitted Encumbrances": as defined in Section 3.8(a).

               "Permitted Major Retail Lease": any Major Retail Lease which has been (or a substantially final draft of which has been) submitted to the Agent, together with a written summary of the economic terms thereof, and which the Agent has not disapproved of in writing within ten days of such submission to the Agent.

               "Permitted Major Space Lease": any Major Space Lease which has been (or a substantially final draft of which has been) submitted to the Agent, together with a written summary of the economic terms thereof, and which the Agent has not disapproved of in writing within ten days of such submission to the Agent.

               "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

               "Plan": at a particular time, any Multiemployer Plan or Single Employer Plan, and any other employee benefit plan within the meaning of Section 3(3) of ERISA, which is maintained for employees of the Borrower or a Commonly Controlled Entity.

               "Property": any parcel of real property listed on Schedule 1.1(a) (and any portion thereof to the extent set forth in the third proviso of the definition of "Allocated Loan Amount"), excluding any such parcel (or portion thereof) that is sold after the Closing Date in accordance with Section 6.5.

               "Property Management Agreement": as defined in Section 5.10.

               "Property Manager": Tishman, in its capacity as property manager under the Property Management Agreement, or any successor property manager permitted under the terms of this Agreement.

               "RCPI": as defined in the Recitals hereto.

               "RCPI Merger": as defined in the Recitals hereto.

               "Recourse Party": as defined in the Limited Recourse Agreement.

               "Register": as defined in Section 9.6(d).

               "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

               "Release": any sale, lease (excluding any tenant lease which is not in economic substance a financing or disposition transaction), assignment, exchange, transfer or other disposition of any Property or any interest in any Property. Each of the terms "Release", "Releasing" and "Released", used as a verb or adjective, as applicable, shall have a correlative meaning.

               "Release Price": with respect to any Property (or portion thereof), 125% of the Allocated Loan Amount of such Property (or portion thereof), but in no event greater than the aggregate outstanding principal balance of the Loans.

               "Rent Roll": the rent roll prepared by the Property Manager dated March 31, 1999 showing in tabular form the base and additional rent under all Leases for the month prior to the Closing Date.

               "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
          Section 4241 of ERISA.

               "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .21, .22, .23, .26, .27 or .28 of PBGC Reg. Section 4043.

               "Required Lenders": at any time, Lenders the Credit Exposure Percentages of which aggregate greater than 50%.

                  "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational documents or Governing Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "Responsible Officer": the president or any vice president of the Borrower.

               "Restricted Payments": as defined in Section 6.6.

               "Retail Lease": any lease, sublease (under which the Borrower or any Affiliate or Subsidiary of the Borrower is sublandlord), master lease, concession or license of retail space at any Property now existing or entered into by the Borrower after the date hereof in accordance with the terms of this Agreement.

               "RGT Telecommunications Agreement": the letter agreement, dated July 17, 1996, between Rockefeller Group Telecommunications Services, Inc. and the Borrower, and the letter agreement, dated July 17, 1996, between Rockefeller Group, Inc. and the Borrower, in each case as amended, supplemented or otherwise modified.

               "Scheduled Leases": as defined in Section 4.1(b).

               "Scheduled Payment Amount": as defined in Schedule 2.2.

               "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

               "Space Lease": any lease, sublease (under which the Borrower or any Affiliate or Subsidiary of the Borrower is sublandlord), master lease, concession or license of space (other than retail space) at any Property now existing or entered into by the Borrower after the date hereof in accordance with the terms of this Agreement.

               "Stabilized Capital Expenditures Amount": for any Test Period, an amount equal to (a) $20,500,000 minus (b) the product of (i) $20,500,000 and (ii) the sum of the percentages set forth on Schedule 1.1(b) for all Properties and portions of Properties which have been Released prior to the beginning of such Test Period, plus with respect to any Property or portion of a Property which have been released during such Test Period, the sum of the percentages set forth on Schedule 1.1(b) for each such Property or portion of a Property after such percentage has been multiplied by a fraction, the numerator of which is the number of days in such Test Period following the Release of such Property or portion of a Property and the denominator of which is the number of days in such Test Period.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

               "Tax Status Certificate": as defined in Section 2.17(b)(i)(B).

               "Tenant Improvement Obligations": all obligations of Borrower under Leases existing as of the Closing Date, in an aggregate amount in excess of $1,000,000 over four years following May 16, 1997 for any one tenant.

               "Termination Date": February 16, 2000.

               "Test Period": any period of four consecutive fiscal quarters of the Borrower ended during 1999 or any subsequent year.

               "Tishman": Tishman-Speyer Properties, L.P., a New York limited partnership.

               "Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

               "Transferee": as defined in Section 9.6(f).

               "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

               "Whitehall": WHRC Real Estate Limited Partnership, a Delaware limited partnership.

               "Year 2000 Compliant": as defined in Section 3.23.

               "Year 2000 Problem": the risk that computer applications used by the Borrower or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates after December 31, 1999).

               "Zeros": the Borrower's Zero Coupon Convertible Debentures due 2000.

               "Zeros Indenture": the Indenture, dated as of September 15, 1985, made by the Borrower (as successor to RCPI) to The Chase Manhattan Bank (as successor to Manufacturers Hanover Trust Company), as modified by the First Supplemental Indenture thereto, dated as of December 15, 1985, and the Second Supplemental Indenture thereto, dated as of July 10, 1996, and as otherwise modified prior to the date hereof, and as the same may be further amended, supplemented or otherwise modified as provided in Section 6.9 hereof.

         1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

               (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

               (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

               (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

               2.1 Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make one or more term loans (each, a "Loan") to the Borrower from time to time during the Commitment Period in an aggregate principal amount not to exceed the amount of the Commitment of such Lender then in effect; provided, that the Commitments shall terminate at 3:00 p.m., Dallas, Texas time, on May 9, 1999, if the initial Loans have not been made prior to that time; and provided, further, that the Borrower shall not request Loans more frequently than once per calendar month; and provided, further, that after giving effect to the making of any Loans on any Borrowing Date occurring on or after any date set forth in the table on Schedule 2.2, the aggregate outstanding principal amount of Loans may in no event exceed the amount set forth on such table opposite such date as the "Maximum Allowable Loan Balance". The Loans may from time to time be
          (a) Eurodollar Loans, (b) Base Rate Loans or (c) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Sections 2.3 and 4.2. Amounts repaid on account of the Loans may not be reborrowed.

               2.2 Notes. The Loans of each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A with appropriate insertions as to payee, date and principal amount (a "Note"), payable to the order of such Lender and representing the obligation of the Borrower to pay a principal amount equal to the lesser of (a) the amount of the Commitment of such Lender and (b) the aggregate unpaid principal amount of all Loans made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of its Loans and the date and amount of each payment or prepayment of principal thereof on the schedule annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded absent manifest error; provided, that the failure of such Lender to make any such recordation shall not impair or otherwise affect the validity or enforceability of its Note. Each Note shall (a) be dated the Closing Date, (b) be stated to mature in installments in amounts equal to such Lender's Commitment Percentage of the amounts, and payable on the dates, set forth, or determined as set forth, on Schedule 2.2, and (c) bear interest for the period from the date thereof on the unpaid principal amount thereof at the applicable interest rates per annum specified in
          Section 2.7. Interest on the Notes shall be payable on the dates specified in Section 2.7(d).

               2.3 Procedure for Borrowing. The Borrower may borrow under the Commitments during the Commitment Period on any Business Day in an aggregate principal amount not exceeding the aggregate Available Commitments then in effect; provided, that the Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 10:00 a.m., Dallas, Texas time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date, otherwise) requesting that the Lenders make the Loans on such requested Borrowing Date and specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans or Base Rate Loans or a combination thereof, (iv) if the Loans are to be entirely or partly Eurodollar Loans, the amounts of such Type of Loan and the lengths of the initial Interest Periods therefor, and (v) the certificate required pursuant to Section 4.2(c). The initial borrowing shall be in an amount equal to at least $5,000,000. Each borrowing thereafter under the Commitments shall be in an amount equal to at least $1,000,000. Upon receipt of such notice the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in
          Section 9.2 prior to 11:00 a.m., Dallas, Texas time, on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent by wire transfer to an account designated by the Borrower in writing with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

               2.4 [Intentionally Omitted].

               2.5 Termination or Reduction of Commitments. The Borrower shall have the right at any time during the Commitment Period, upon not less than five Business Days' notice to the Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof and shall reduce permanently the Commitments then in effect.

         2.6 Extension of Maturity Date. The Borrower may, at its option and subject to the satisfaction of the conditions precedent set forth in the next succeeding sentence, on a single occasion request that the Maturity Date as in effect on the date of this Agreement (the "Original Maturity Date") be extended to December 31, 2000 (such new date, the "New Maturity Date"). The effectiveness of the extension of the Original Maturity Date to the New Maturity Date shall be subject to the satisfaction of the following conditions precedent on and as of the Original Maturity Date:

               (a) the Borrower shall have provided written notice to the Agent, at least 30 days but no more than 90 days prior to the Original Maturity Date, that it has elected to extend the Original Maturity Date to the New Maturity Date, which notice shall contain a certification from a Responsible Officer of the Borrower that as of the date of such notice the Borrower shall be able to satisfy each of the other conditions precedent to the extension of the Maturity Date set forth in this Section 2.6 and shall include computations, in reasonable detail, supporting the assertion that the Borrower shall be able to satisfy the conditions set forth in clauses (d) and (e) of this Section 2.6;

               (b) the Borrower shall not have received written notice from the Agent of any Default;

               (c) no Event of Default shall have occurred and be continuing;

               (d) the Debt to Value Ratio (based upon the appraisal delivered pursuant to Section 5.2(g)) shall not exceed 65%;

               (e) the Debt Service Coverage Ratio for the Test Period ended December 31, 1999 shall not be less than 1.15 to 1;

               (f) the Adjusted Debt Service Coverage Ratio for the Test Period ended December 31, 1999 shall not be less than 1.55 to 1;

               (g) the Borrower shall have obtained an interest rate swap, cap, collar or other interest rate hedge with respect to at least 50% of the then outstanding principal amount of the Loans, fixing the Eurodollar Rate for the Extension Term at not more than 3% above the Eurodollar Rate as in effect on the Original Maturity Date; and

               (h) the Borrower shall have paid an extension fee (the "Extension Fee"), in an amount equal to 0.25% of the aggregate principal amount of the Loans then outstanding, to the Agent for the ratable benefit of the Lenders.

From and after the effectiveness of any such extension as provided in this
Section 2.6, the New Maturity Date shall constitute the Maturity Date for all purposes of the Loan Documents.

         2.7 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period (excluding the last day of each Interest Period) with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

               (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.


               (c) If any Event of Default shall have occurred and be continuing, the principal of the Loans and any interest, commitment fee or other amount shall bear interest during the period such Event of Default continues at a rate per annum which is the higher of (A)
          (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this Section plus 2%, and (B) the rate at which interest accrues on overdue amounts payable under the Zeros in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment), but in no event in excess of the maximum amount permitted by applicable law.

               (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

         2.8 Conversion and Continuation Options. (a) The Borrower may elect from time to time to Convert Eurodollar Loans to Base Rate Loans, by giving the Agent at least two Business Days' prior irrevocable notice of such election, provided that any such Conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to Convert Base Rate Loans to Eurodollar Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of Conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be Converted as provided herein, provided that (i) no Loan may be Converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Agent has determined or the Required Lenders have notified the Agent of their determination that such a Conversion is not appropriate, (ii) any such Conversion may only be made if, after giving effect thereto, Section 2.9 shall not have been contravened, and
(iii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Maturity Date.

               (b) Any Eurodollar Loans may be Continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
          Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be Continued as such (i) when any Event of Default has occurred and is continuing and the Agent has determined or the Required Lenders have notified the Agent of their determination that such a Continuation is not appropriate, (ii) if, after giving effect thereto, Section 2.9 would be contravened or (iii) after the date that is one month prior to the Maturity Date and provided, further, that if the Borrower shall fail to give such notice or if such Continuation is not permitted such

          Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

         2.9 Minimum Amounts and Maximum Number of Tranches. All borrowings, Conversions and Continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche shall be equal to $1,000,000 or a whole multiple of $250,000 in excess thereof. In no event shall there be more than four Tranches outstanding at any time.


         2.10 Optional Prepayments. The Borrower may at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty, upon at least four Business Days' irrevocable notice to the Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 2.18 and accrued interest to such date on the amount prepaid. Partial prepayments of the Loans pursuant to this Section shall be applied to the installments of principal thereof in the direct order of their scheduled maturities. Amounts prepaid on account of the Loans may not be reborrowed. Partial prepayments pursuant to this Section shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

         2.11 Mandatory Prepayments.

          (a) (i) Upon the date of any Release of any Property (or portion thereof) other than the Air Rights, the Borrower shall prepay the Loans in an amount equal to the Release Price of such Property (or portion thereof), and (ii) upon the sale or other disposition of the Air Rights, the Borrower shall prepay the Loans in an amount equal to the excess, if any, of 10% of the Net Proceeds of such sale over the aggregate amount of prepayments of the Existing Loans required to be made pursuant to Section 2.11(a)(ii) of the Existing Senior Credit Agreement in respect of such sale or disposition.

          (b) To the extent required to be applied to the prepayment of the Loans pursuant to Section 5.6, unless the Required Lenders otherwise agree, the Borrower shall prepay the Loans in an amount equal to the excess, if any, of 100% (or such smaller portion as required pursuant to Section 5.6) of the Net Proceeds of any destruction, casualty or taking of any property of the Borrower or any Subsidiary (including any insurance proceeds) over the aggregate amount of prepayments of the Existing Loans required to be made pursuant to Section 2.11(b) of the Existing Senior Credit Agreement in respect of such destruction, taking or casualty, in any such case no later than three Business Days following receipt by the Borrower or such Subsidiary of such proceeds, together with accrued interest to such date on the amount prepaid.

          (c) Prepayments of Loans pursuant to Section 2.11(a) and (b) shall be applied pro rata to the installments of the Loans and such amounts so prepaid may not be reborrowed. Prepayments of Loans pursuant to this
     Section 2.11 (other than Section 2.11(a) and (b)) shall be applied to the installments of the Loans in the inverse order of maturity and such amounts so prepaid may not be reborrowed.

          (d) Nothing in Section 2.11(a) shall be construed to derogate any restriction or limitation contained in any Loan Document imposed on any transaction of the types described in Section 2.11(a), including without limitation the restrictions and limitations set forth in Sections 6.1, 6.4 and 6.5 hereof.

          (e) If, on the last day of any fiscal quarter of the Borrower (commencing with second quarter of 1999), either (i) the Debt Service Coverage Ratio for the Test Period ended on such day was less than 1.15 to 1 or (ii) the Adjusted Debt Service Coverage Ratio for the Test Period ended on such day was less than 1.40 to 1, the Borrower shall prepay the Loans in an amount equal to the excess, if any, of the 14% Debenture Quarterly Amount for the 14% Debenture Interest Payment Date next occurring after the last day of such quarter over the aggregate amount of prepayments of the Existing Loans required pursuant to Section 2.11(e) of the Existing Senior Credit Agreement in respect of such fiscal quarter (any such prepayment pursuant to this Section 2.11(e), an "Accelerated Amortization Payment").

     Such calculations of Debt Service Coverage Ratio (or Adjusted Debt Service Coverage Ratio) for any such Test Period shall be made on the date the Estimated Calculation for such Test Period is required to be delivered to the Agent pursuant to Section 5.2(h), and the Borrower shall make any such prepayment required by this Section 2.11(e) based upon such Estimated Calculation. If, on the date that the financial statements for the fiscal quarter ended on the last day of such Test Period are delivered to the Agent pursuant to Section 5.1(a) or (b), the amounts calculated for Debt Service Coverage Ratio (or Adjusted Debt Service Coverage Ratio) for such Test Period based upon such financial statements would have resulted in a determination that a prepayment is or is not required under Section 2.11(e) that is different from the determination resulting from the Estimated Calculation, on the date of delivery of such financial statements the Borrower shall make such prepayment, or the Lenders shall as soon as reasonably practicable after such delivery of such financial statements return to the Borrower the prepayment made pursuant to such Estimated Calculation, as the case may be, so that the prepayment made by the Borrower for such Test Period is the prepayment required under this Section 2.11(e) based upon the calculation of Debt Service Coverage Ratio (or Adjusted Debt Service Coverage Ratio)for such Test Period determined with reference to such financial statements delivered pursuant to Section 5.1(a) or (b).

         2.12 Computation of Interest and Fees. (a) Commitment fees and interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

         (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Agent in determining any interest rate pursuant to Section 2.7(a).

         2.13 Inability to Determine Interest Rate. If prior to the first day of any Interest Period for a Eurodollar Loan:

         (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

         (b) the Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, and (y) any outstanding Eurodollar Loans shall be Converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or Continued as such.

         2.14 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages, as applicable, of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 noon, Dallas, Texas time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent's office specified in Section 9.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

          (b) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall also be entitled to recover, without duplication of interest paid by such Lender pursuant to the second preceding sentence, such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower.

         2.15 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans and Continue Eurodollar Loans as such shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be Converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such Conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.18.

         2.16 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in any such case, made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.17 and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (iii) shall impose on any Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, Continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its written demand, such additional amount or amounts as will compensate such Lender for such increased cost or the amount by which such amount received is reduced.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in any such case, made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall, subject to paragraph (c) below and
     Section 2.20, promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender to the Borrower (with a copy to the Agent) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (d) Any amount payable by the Borrower on account of this Section 2.16 shall not be duplicative of any amounts payable under Sections 2.17 or 2.18 or included in the calculation of Eurodollar Rate.


         2.17 Taxes. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Note, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of clause (b) of this Section. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

          (i) (A) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, deliver to the Borrower and the Agent (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, or (B) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224, deliver (x) a certificate substantially in the form of Exhibit B (a "Tax Status Certificate") and (y) two completed and signed copies of Internal Revenue Service Form W-8 or successor applicable form;

          (ii) deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent;

     unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes,
     (ii) in the case of a Tax Status Certificate, that it is not a "bank" as such term is defined in Section 881(c)(3)(A) of the Code, and (iii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to Section 9.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

          (c) Any amount payable by the Borrower on account of this Section 2.17 shall not be duplicative of any amounts payable under Sections 2.16 or 2.18 or included in the calculation of Eurodollar Rate.

         2.18 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of or Continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or Conversion of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or Converted, or not so borrowed or Continued, for the period from the date of such prepayment or Conversion or of such failure to borrow or Continue to the last day of such Interest Period (or, in the case of a failure to borrow or Continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Any amount payable by the Borrower on account of this Section 2.18 shall not be duplicative of any amounts payable under Sections 2.16 or 2.17 or included in the calculation of Eurodollar Rate. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.19 Lending Offices; Change of Lending Office. (a) Loans of each Type made by any Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

          (b) Each Lender agrees that if it makes any demand for payment under
     Section 2.16 or 2.17(a), or if any adoption or change of the type described in Section 2.15 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Section 2.16 or 2.17(a), or would eliminate or reduce the effect of any adoption or change described in
     Section 2.15.

         2.20 Certificates, Etc. (a) If requested by the Borrower, in connection with any demand for payment pursuant to Sections 2.16, 2.17 or 2.18, a Lender shall provide to the Borrower, with a copy to the Agent, a certificate setting forth in reasonable detail the basis for such demand and the satisfaction of the conditions set forth in the next succeeding sentence.

          (b) Anything to the contrary herein notwithstanding, no Lender shall have the right to demand any payment or compensation under Section 2.16 or
     2.17 (i) with respect to any period more than nine months prior to the date it has made a demand pursuant to such Sections, and (ii) to the extent that such Lender determines in good faith that the interest rate or margin on the relevant Loans appropriately accounts for the increased cost or reduced rate of return which is the subject of such demand.

         2.21 Replacement of Lenders. If no Default or Event of Default shall have occurred and be continuing, the Borrower may replace any Lender (other than NationsBank or any Affiliate thereof) that has requested the Borrower to pay amounts pursuant to Sections 2.16 or 2.17 or the obligations of which to make any Loans has been suspended pursuant to Section 2.15 (such Lender, an "Affected Lender"), at any time until such Affected Lender's request for payment under
Section 2.16 or 2.17 has been withdrawn or such suspension of the obligation to make Loans has ceased, by giving not less than 10 Business Days' notice to the Agent (which shall promptly notify the Affected Lender and each other Lender) that it intends to replace such Affected Lender with one or more Eligible Assignees (or other lender acceptable to the Agent). Such replacement shall be effected by Assignment and Acceptance and registration of such assignment in the Register in accordance with Section 9.6(c). Upon the effective date of any such replacement pursuant to this Section 2.21, and as a condition thereto, the Borrower shall, or shall cause the replacement Lender or Lenders to, pay to the Affected Lender being so replaced an amount equal to the entire outstanding principal amount of such Affected Lender's Loans and any other amounts owing to such Affected Lender hereunder (including, without limitation, interest, fees, compensation and additional amounts under this Section 2, in each case accrued to the effective date of such replacement), whereupon (i) each replacement lender shall become a "Lender" for all purposes of this Agreement and the other Loan Documents having a Commitment in the amount of such Affected Lender's Commitment assumed by it, (ii) the Commitment of the Affected Lender being replaced shall be terminated upon such effective date and (iii) the Affected Lender shall cease to be a "Lender" as of such effective date.


         SECTION 3. REPRESENTATIONS AND WARRANTIES

         To induce the Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Agent and each Lender that:

         3.1 Financial Condition.

          (a) The balance sheet of the Borrower as at December 31, 1998 and the related statements of income and of cash flows for the fiscal year ended on such date, reported on by Arthur Andersen LLP, copies of which have heretofore been furnished to the Agent, are complete and present fairly the financial condition of the Borrower as at such date, and the results of its operations and its cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). The Borrower did not have, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease (other than the Ground Leases, and other than leases with respect to which the Borrower is landlord) or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto. During the period from December 31, 1998 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the financial condition of the Borrower at December 31, 1998.

          (b) The pro forma balance sheet of the Borrower as at March 31, 1999, certified by a Responsible Officer of the Borrower (the "Pro Forma Balance Sheet"), a copy of which has been provided to the Agent, is the unaudited balance sheet of the Borrower adjusted to give effect (as if such events had occurred on such date) to (i) the making of Loans in an aggregate principal amount of $47,000,000 and (ii) the payment of all fees and expenses related to the foregoing transaction, as estimated in good faith as of the date of the Pro Forma Balance Sheet. The Pro Forma Balance Sheet, together with the notes thereto, presents fairly, on a pro forma basis, the financial position of the Borrower as at March 31, 1999, assuming that the events specified in the preceding sentence had actually occurred on such date.

          (c) The operating forecast and cash flow projections of the Borrower, copies of which have heretofore been furnished to the Agent, were prepared in good faith under the direction of a Responsible Officer of the Borrower.

         3.2 No Change. (a) Since December 31, 1998 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, and (b) during the period from December 31, 1998 to and including the date hereof no distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower, any Investor or any of their respective Affiliates or Subsidiaries.

         3.3 Existence; Compliance with Law. The Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         3.4 Power; Authorization; Enforceable Obligations. (a) The Borrower has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party, except as may have been obtained or made and is in full force and effect. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (b) To the knowledge of Borrower, except as set forth on Schedule 3.4(b), the Properties and the use thereof by the Borrower or any tenant of the Borrower comply in all material respects with (i) all applicable federal, state and local laws, ordinances, building codes, rules and regulations pertaining to zoning, building, subdivision, land use and environmental matters, (ii) all special permits, variances and certificates of occupancy, if any, issued by the New York City Planning Commission, the New York City Board of Estimate, the New York City Council, the New York City Landmarks Preservation Commission, the New York City Board of Standards and Appeals, the New York City Building Department and the New York City Fire Department, and (iii) other similar restrictions.

         3.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which the Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or material Contractual Obligation of the Borrower and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or material Contractual Obligation.

         3.6 No Material Litigation. Except as set forth on Schedule 3.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or against any Property or any of its other properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect. All litigation, claims and proceedings relating to a transaction proposed in 1995 by a group of Persons organized by Samuel Zell for the refinancing of the mortgage loan made by RCPI to RCP Associates and Rockefeller Center Properties (including without limitation the actions captioned Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III v. Rockefeller Center Properties, Inc., 96 Civ. 1445, United States District Court, Southern District of New York, and Rockefeller Center Properties, Inc. v. Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III and Equity Office Holdings, L.L.C., Index No. 106176/96, Supreme Court for the State of New York, New York County) have been fully resolved and settled, all proceedings related thereto have been dismissed with prejudice, any amounts required to be paid by the Borrower in connection with any such settlements have been paid in full, and there are no further obligations binding upon the Borrower in connection therewith.

         3.7 No Default. The Borrower is not in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         3.8 Ownership of Property; Condition of Title; Leases Major Space Leases and Major Retail Leases; Liens; Other Agreements.

          (a) The Borrower has good and marketable fee or leasehold title to each Property as set forth on Schedule 1.1(a); and the Borrower owns each Property free and clear of all Liens, except those Liens described on
     Schedule 3.8(a) hereof (the "Permitted Encumbrances"). The Properties constitute all of the real property owned, leased or operated by the Borrower as of the Closing Date. Schedule 1.1(a) accurately sets forth as to each Property the nature of the Borrower's interest therein. As of the date of the Rent Roll, none of the Properties is subject to any leases other than the Leases described in the Rent Roll. No Person has any possessory interest in any Property or right to occupy the same except under and pursuant to the provisions of a Lease or the RGT Telecommunications Agreement.

          (b) The Rent Roll contains a complete list of all Leases in effect with respect to the Properties as of the date thereof and the information disclosed therein is true, accurate and complete in all material respects as of such date.

          (c) Except as noted on Schedule 3.8(c) the Borrower has not received any written notice from any tenant claiming that the Borrower is in default under any of the Scheduled Leases.

          (d) Schedule 3.8(d) annexed hereto is a summary of all contracts affecting the Properties to which Borrower is a party (other than Leases, Loan Documents, the Existing Loan Documents and the Property Management Agreement) which require payments by the Borrower in excess of $250,000 per annum, including without limitation, management, service and supply agreements, all as in effect on the date of this Agreement (herein collectively referred to as the "Material Service Contracts"), setting forth, with respect to each of the Material Service Contracts, (i) the names of the parties thereto, (ii) the service provided thereunder or the subject matter thereof, (iii) the monthly payment or other rate of payment payable thereunder as of the date of this Agreement and (iv) the termination rights of the Borrower, if any. The copies of the Material Service Contracts which were heretofore furnished by the Borrower to the Agent or its counsel are true and complete copies thereof. As of the date of this Agreement no amounts are delinquent (under customary trade terms) under any Material Service Contract.

          (e) Except as set forth in Schedule 3.8(e) annexed hereto, as of the date of this Agreement there is no real property tax assessment pending or affecting any Property.

          (f) To Borrower's knowledge, the Borrower has all governmental permits, licenses and approvals to occupy each Property as it is occupied as of the date hereof, including, but not limited to, the Certificate of Occupancy and such governmental permits, licenses and approvals for each Property or the operation thereof are in full force and effect.

          (g) The Condominium Regime is in full force and effect, the condominium declaration therefor has been recorded in the Office of the Register of New York County, and has not been amended, supplemented or modified except as shown on Schedule 3.8(g). No assessment or unit charge now delinquent thereunder by Borrower remains unpaid. Borrower has not received any written notice of default from the Board of Managers under the Condominium Regime.

          (h) The Ground Leases are in full force and effect and have not been amended, modified or supplemented in any way. Except as noted on Schedule 3.8(h), Borrower has no knowledge of any material default of Borrower under the Ground Leases.

          (i) Except as shown on Schedule 3.8(i), there are no Tenant Improvement Obligations under any Leases in effect on the Closing Date which have not been fully performed and paid for.

          (j) Borrower has not assigned, sold, pledged, transferred or hypothecated any Lease or any interest therein or any rents payable thereunder.

          (k) The Property Management Agreement is in full force and effect and has not been amended, modified or supplemented. To Borrower's knowledge, there are no defaults under the Property Management Agreement by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. Borrower has not received any written notice from the Property Manager claiming that Borrower is in default under the Property Management Agreement.


          (l) The Expense Sharing Agreement is in full force and effect and has not been amended, modified or supplemented. To Borrower's knowledge, there are no defaults under the Expense Sharing Agreement by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. Borrower has not received any written notice from any other party thereto claiming that Borrower is in default under the Expense Sharing Agreement.

          (m) Attached hereto as Schedule 3.8(m) is a true and complete schedule of all brokerage agreements requiring payment of an amount in excess of $100,000 to which the Borrower is a party as of the Closing Date.

         3.9 Intellectual Property. The Borrower owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use by the Borrower of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property. The use of such Intellectual Property by the Borrower does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         3.10 Taxes. The Borrower has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable by the Borrower on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower). No tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

         3.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect, or for any purpose which violates, or which would be inconsistent with, the provisions of the regulations of such Board of Governors.

         3.12 ERISA. There is no "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, in respect of any Plan as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof. No Reportable Event has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan which would have a Material Adverse Effect. Each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred which has resulted in the imposition of a Lien in favor of the PBGC or a Plan has arisen. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. As of the Closing Date, neither the Borrower nor any Commonly Controlled Entity has any liability for post retirement benefits to be provided to their current and former employees under Plans which are employee welfare benefit plans (as defined in Section 3(1) of ERISA).

         3.13 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

         3.14 Subsidiaries. Schedule 3.14 sets forth the name of each direct or indirect Subsidiary of the Borrower, its form of organization, its jurisdiction of organization, the total number of issued and outstanding shares or other interests of Capital Stock thereof, the classes and number of issued and outstanding shares or other interests of Capital Stock of each such class, the name of each holder of Capital Stock thereof and the number of shares or other interests of such Capital Stock held by each such holder and the percentage of all outstanding shares or other interests of such class of Capital Stock held by such holders. None of the Subsidiaries of the Borrower owns any material property or engages in any operations except as set forth on Schedule 3.14.

         3.15 Accuracy and Completeness of Information. (a) All factual information, reports and other papers and data with respect to the Borrower and the Properties (other than projections) furnished, and all factual statements and representations made, to the Agent or the Lenders by the Borrower, or on behalf of the Borrower, were, at the time the same were so furnished or made, when taken together with all such other factual information, reports and other papers and data previously so furnished and all such other factual statements and representations previously so made, complete and correct in all material respects, to the extent necessary to give the Agent and the Lenders true and accurate knowledge of the subject matter thereof in all material respects, and did not, as of the date so furnished or made, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made.

          (b) No fact has occurred and is known to the Borrower which has or in the future is reasonably likely (so far as the Borrower can reasonably foresee) to have a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 3.1 or in such information, reports, papers and data or otherwise disclosed to the Agent or the Lenders prior to the Closing Date.

         3.16 Labor Relations. To Borrower's knowledge, there is (a) no unfair labor practice compliant pending or threatened against the Borrower before the National Labor Relations Board which could reasonably be expected to have a Material Adverse Effect and no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is so pending or threatened; (b) no strike, labor dispute, slowdown or stoppage pending or threatened against the Borrower; and (c) no union representation question existing with respect to the employees of the Borrower and no union organizing activities are taking place with respect to any thereof.

         3.17 Insurance. The Borrower has, with respect to its properties and business, insurance covering the risks, in the amounts, with the deductible or other retention amounts, and with the carriers, disclosed on the insurance certificates or other evidence of insurance delivered pursuant to Section 4.1(q), which insurance meets the requirements of Section 5.5 hereof as of the Closing Date.

         3.18 Solvency. On the Closing Date, after giving effect to the borrowing of Loans in an aggregate principal amount of $47,000,000 (i) the amount of the "present fair saleable value" of the assets of the Borrower will, as of such date, exceed the amount of all "liabilities of the Borrower, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (ii) the present fair saleable value of the assets of the Borrower will, as of such date, be greater than the amount that will be required to pay the liabilities of the Borrower on its debts as such debts become absolute and matured, (iii) the Borrower will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and
(iv) the Borrower will be able to pay its debts as they mature. For purposes of this Section 3.18, "debt" means "liability on a claim", "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

         3.19 Purpose of Loans. The proceeds of the Loans shall be used by the Borrower to fund budgeted tenant work allowances and leasing commissions, to fund capital improvements to the Properties, to fund scheduled amortization payments of the Existing Loans under the Existing Senior Credit Agreement, and for other general working capital purposes of the Borrower. None of the proceeds of the Loans shall be used to pay any amounts in connection with any settlement, decree or judgment entered in connection with any investigation, litigation or proceeding.

         3.20 Environmental Matters. Except as set forth on Schedule 3.20:

          (a) To the Borrower's knowledge and except as disclosed in any environmental report delivered to the Agent by or on behalf of the Borrower on or prior to the Closing Date, the Properties do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

          (b) To the Borrower's knowledge and except as disclosed in any environmental report delivered to the Agent by or on behalf of the Borrower on or prior to the Closing Date, the Properties and all operations at the Properties are in compliance, and have since July 17, 1996 been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties in violation of any Environmental Law with respect to the Properties or the business operated by the Borrower (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

          (c) The Borrower has not received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment of a Material Environmental Amount.

          (d) To the Borrower's knowledge, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower is or is threatened to be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

          (f) To the Borrower's knowledge, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

         3.21 Obligation to Convey. As of the Closing Date, there is no contract or other obligation providing for or requiring the Borrower to convey (other than lease) any interest in any of the Properties to any Person.

         3.22 Certain Existing Indebtedness. (a) As of the Closing Date, (i) the aggregate outstanding principal amount of the 14% Debentures is $75,000,000 and
(ii) the aggregate accreted amount with respect to all Zeros outstanding is approximately $496,116,000. During the period from May 16, 1997 to and including April 12, 1999, neither the 14% Debentures, nor any interest therein, has been sold, assigned or otherwise transferred or amended (other than the amendment to the 14% Debenture Purchase Agreement entered into as of the date hereof), supplemented or otherwise modified. During the period from May 16, 1997 to and including April 12, 1999, the Zeros Indenture has not been amended, supplemented or otherwise modified.

          (b) After giving effect to the execution and delivery of the Loan Documents, no provision of the Zeros or the Zeros Indenture requires that the Zeros shall be prepaid, redeemed, repurchased or defeased with any portion of any proceeds of any sale, lease, assignment, transfer, pledge, exchange or other disposition or hypothecation of any property of the Borrower (including, without limitation, any proceeds received upon any destruction, casualty or condemnation with respect to any such property).

         3.23 Year 2000. The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations that could be adversely affected by the Year 2000 Problem, (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Borrower believes that all computer applications that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 in all material respects ("Year 2000 Compliant"), except to the extent that a failure to do so would not reasonably be expected to have a Material Adverse Effect.

         SECTION 4. CONDITIONS PRECEDENT

         4.1 Conditions to Initial Loans. The agreement of each Lender to make the initial Loan requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

          (a) Loan Documents. The Agent shall have received:

               (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender,

               (ii) for the account of each Lender a Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower,

               (iii) the Intercreditor Agreement, executed and delivered by a duly authorized officer or attorney-in-fact of each party thereto, with a counterpart or a conformed copy for each Lender, and

               (iv) the Limited Recourse Agreement, executed and delivered by a duly authorized officer of each party thereto and notarized or otherwise duly legalized with respect to any party thereto which is a natural person, with a counterpart or a conformed copy for each Lender.

          (b) Related Agreements. The Agent shall have received a certificate of the Borrower certifying that the copies of the Zeros Indenture, the 14% Debentures Purchase Agreement, the Property Management Agreement, the Condominium Documents and the Leases listed on Schedule 4.1(b) (such Leases, the "Scheduled Leases") provided to, or made available for inspection by, the Agent by or on behalf of the Borrower on or prior to the Closing Date were complete and correct.

          (c) Initial Borrowing Certificate. The Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

          (d) Proceedings of the Borrower. The Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Agent, of the Operating Committee of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (e) Borrower Incumbency Certificate. The Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

          (f) Proceedings of the Other Loan Parties. The Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors (or other governing body) of each Loan Party other than the Borrower and other than any Loan Party who is a natural person authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, which certificate shall be in form and substance satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (g) Loan Party Incumbency Certificates. The Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party other than the Borrower and other than any Loan Party who is a natural person, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document, satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

          (h) Organizational Documents. The Agent shall have received true and complete copies of the trust agreement and the certificate of trust or other similar governing or organization documents of the Borrower, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower.

          (i) Good Standing Certificates. The Agent shall have received, with a copy for each Lender, certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of the Borrower and of each other Loan Party for which such certificates are available (i) in the jurisdiction of its organization and
     (ii) in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify could not have a Material Adverse Effect.

          (j) Fees and Expenses. The Agent shall have received the fees to be received on the Closing Date referred to in the Fee Letter together with all fees and expenses required to be paid pursuant to Section 9.5 hereof.

          (k) Legal Opinions. The Agent shall have received, with a counterpart for each Lender, the executed legal opinion of Sullivan & Cromwell, counsel to the Borrower and certain of the Loan Parties, substantially in the form of Exhibit D, and from other counsel to the other Loan Parties reasonably acceptable to the Agent, in form and substance reasonably satisfactory to the Agent. Such legal opinions shall cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require.

          (l) Lien Searches. The Agent shall have received the results of a recent search by a Person satisfactory to the Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower, and the results of such search shall be satisfactory to the Agent.

          (m) Engineer's Reports. The Agent and each Lender shall have received a copy of each of the Engineer's Reports, which Engineer's Reports shall be in form and substance satisfactory to the Agent.

          (n) Appraisal. The Agent shall have received a recent appraisal of the Properties, performed by a Person satisfactory to the Agent in its discretion and otherwise in form and substance satisfactory to the Agent, which appraisal shall, among other things, disclose a value of the Properties of not less than $1,250,000,000 and a Debt to Value Ratio (determined on a pro forma basis as of February 2000 assuming the borrowing of Loans in the full amount of the Commitments, an aggregate outstanding principal amount of 14% Debentures equal to $75,000,000 and an aggregate accreted principal amount of Zeros equal to approximately $540,652,000) as of the date of such appraisal of not greater than 65%.

          (o) Insurance. The Agent shall have received evidence in form and substance satisfactory to it that all of the requirements of Section 5.5 hereof shall have been satisfied.

          (p) Interest Rate Protection. The Agent shall have received evidence in form and substance satisfactory to it that the Borrower shall have obtained an interest rate swap, cap, collar or other interest rate hedge with respect to an aggregate principal amount of the Loans equal to the Maximum Allowable Loan Balance set forth in Schedule 2.2, (a) fixing for the Eurodollar Base Rate at not more than 3.0% above the Eurodollar Rate as in effect on the Closing Date or (b) containing such terms as may be agreed to by the Borrower and the Agent and are standard and customary for transactions of this kind.

          (q) Estoppel Certificates. The Borrower shall have used commercially reasonable efforts to provide the Agent with estoppel certificates, in form and substance satisfactory to the Agent, from each tenant under the Scheduled Leases, except with respect to any of such Leases which do not by their terms require the tenant thereunder to provide estoppel certificates.

          (r) Budget. The Agent shall have received from the Borrower an initial budget outlining the uses of proceeds of Loans, which shall include, without limitation, tenant work allowances and lease commissions, in form and substance satisfactory to the Agent.

          (s) Existing Senior Credit Agreement. The Existing Senior Credit Agreement shall have been amended to, among other things, permit this Agreement and the transactions contemplated hereby, such amendment to be substantially in the form of Exhibit F hereto.

         4.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, other than any such representations or warranties which by their terms relate solely to another earlier date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

          (c) Use of Proceeds. The Agent shall have received a certificate of a Responsible Officer of the Borrower specifying in reasonable detail the anticipated use of proceeds of the requested Loans, and if requested by the Agent such supporting documentation and other evidence as the Agent may reasonably require to verify that such use of proceeds is consistent with the provisions of this Agreement and the other Loan Documents.

          (d) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this Section 4.2 have been satisfied (other than, with respect to Section 4.2(c) and (d), to the extent the satisfaction of such conditions are dependent upon the subjective satisfaction of the Agent with the matters referenced on such paragraphs).

         SECTION 5. AFFIRMATIVE COVENANTS

         The Borrower hereby agrees that, so long as any of the Commitments remain in effect or any amount is owing to any Lender or the Agent hereunder or under any other Loan Document, the Borrower shall:

         5.1 Financial Statements. Furnish to the Agent:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the balance sheet of the Borrower as at the end of such year and the related statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited balance sheet of the Borrower as at the end of such quarter and the related unaudited statements of income and retained earnings and of cash flows of the Borrower for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

          (c) all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          5.2 Certificates; Other Information. Furnish to the Agent:

          (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and (b), (A) a certificate of a Responsible Officer (i) stating that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) showing in detail the calculations supporting such Officer's certification of the Borrower's compliance with the requirements of Sections 6.6 and 6.7, and (iii) specifying the percentage of the capital expenditures budgeted for such period in the Capital Budget therefor which were actually expended during such period, and (B) a rent roll for the Properties showing in tabular form, in substantially the same format and detail as the Rent Roll delivered prior to the Closing Date, all Leases for the Properties and the base and additional rent under such Leases during such period;

          (c) within five days after the final acceptance thereof by the Borrower, but in any event not later than 30 days after the first day of the fiscal year to which the same relate, the Operating Budget, Capital Improvement Budget and Leasing Guidelines (as such terms are defined in Section 3.1(c) of the Property Management Agreement) for each fiscal year of the Borrower which were provided by the Property Manager pursuant to Section 3.1(c) of the Property Management Agreement, and any modification to any thereof (such Capital Improvements Budget for such fiscal year, as finally accepted by the Borrower in accordance to Section 3.1 of the Property Management Agreement or if not accepted the latest version submitted to the Borrower, being referred to herein as the "Capital Budget" for such fiscal year);

          (d) within five Business Days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (e) during the month of May in each calendar year, certificates of insurance or other evidence of insurance satisfactory to the Agent with respect to the insurance maintained by the Borrower in accordance with
     Section 5.5 of this Agreement;

          (f) (i) at any time any Major Space Lease or Major Retail Lease shall be executed and delivered a copy of such Major Space Lease or Major Retail Lease and a summary of the economic terms thereof, and (ii) at any time a Major Space Lease or Major Retail Lease shall be modified in any material respect or terminated, or any notice of default shall have been received by the Borrower with respect thereto (which default shall not have been cured), a description in reasonable detail of such modification, termination or default;

          (g) if the Borrower elects to extend the Original Maturity Date pursuant to Section 2.6, not earlier than 90 days nor later than 30 days prior to the Original Maturity Date, a recent appraisal of the Properties, in form and by an appraiser satisfactory to and engaged by the Agent, setting forth the Fair Market Values of the Properties as of a date no earlier than 12 months prior to the Original Maturity Date; provided, that if the Borrower shall not have notified the Agent of its intention to request or not request an extension of the Original Maturity Date on or prior to the date 90 days before the Original Maturity Date, the Agent may engage an appraiser to commence the appraisal required by this Section 5.2(g) (and the Agent agrees to notify the Borrower prior to any such engagement), and, unless both (x) the Borrower shall have irrevocably notified the Agent of its election not to extend the Original Maturity Date pursuant to Section 2.6 prior to the Agent's engagement of such appraiser and (y) there is no Event of Default continuing at any time from the time of such irrevocable notification by the Borrower to and including the Original Maturity Date, the fees and expenses of such appraiser in connection therewith shall be for the account of the Borrower, whether or not the Borrower elects to extend the Original Maturity Date pursuant to
     Section 2.6;

          (h) on the last day of each Test Period, a calculation, in such form and in such detail as the Agent may reasonably require and certified by a Responsible Officer of the Borrower as being true and correct based upon the best information then available to the Borrower, setting forth the Borrower's estimated calculation of Debt Service Coverage Ratio for such Test Period (with respect to any such Test Period, the "Estimated Calculation");

          (i) if requested in writing by the Agent, not more than 30 days after the end of each year or if longer as soon as reasonably practicable after the same becomes available to the Borrower, an overview report of the Manhattan office market for such year (which the Agent and the Lenders acknowledge is anticipated to be prepared by a Person other than the Borrower), setting forth basic New York City economic factors, and summaries (by building class, submarket and overall market) of market lease concessions, market rental rates, leasing activity, net absorption, market vacancy and such other information about the Manhattan office market for such year as is customarily published in standard reports generally accepted in the Manhattan office leasing industry; and

          (j) promptly, such additional financial and other information as the Agent, at the direction of any Lender, may from time to time reasonably request.

         5.3 Payment of Obligations. (a) Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower, as the case may be, or except to the extent that the failure to so pay, discharge or satisfy such obligations would not result in a Material Adverse Effect.

          (b) Without limiting the generality of the foregoing, (i) pay all taxes (including any component of maintenance charges comprised of taxes), assessments, water rates and sewer rents, now or hereafter levied or assessed or imposed against any Property or any part thereof and all ground rents, other governmental impositions, and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any such Property, prior to the date any of the same become delinquent; (ii) pay all maintenance charges (other than those covered by subclause (i) of this Section 5.3(b)) prior to the date any of the same become delinquent, and (iii) promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a Lien or charge including, without limitation, any mechanic's lien against any Property; and promptly pay for all utility services provided to the Properties; except, in each case, where the amount or validity thereof is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or other security therefor has been provided as required by applicable law.

         5.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 6.4; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         5.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition.

          (b) The Borrower will keep each Property insured as follows:

          (i) "All Risk" property insurance, including sprinkler leakage in an amount sufficient to prevent the Borrower from becoming a co-insurer of any loss under the terms of the policy but in no event less than the then full replacement value of such Property;

          (ii) rental value insurance in an amount equal to not less than one year's gross rent from such Property;

          (iii) steam boiler and machinery breakdown direct damage insurance and third-party liability coverage (if not covered under the comprehensive general liability policy), with full comprehensive coverage on a repair and replacement cost basis, for all boilers and machinery which form a part of such Property, including rental value insurance in connection therewith in accordance with subsection (ii) of this Section 5.5(b) above;

          (iv) comprehensive general liability insurance with respect to all the Properties in an amount not less than $10,000,000 (or such higher amount as the Agent may from time to time require) combined single limit for bodily injury and property damage; such insurance shall include premises liability insurance, blanket contractual liability insurance (during the period of any construction or restoration work at any Property) and personal injury liability insurance;

          (v) during any period of construction or restoration of such Property, a policy or policies of builder's risk coverage written on a completed value basis insuring against such risks (including, without limitation, fire and extended coverage, collapse of such Property) as the Agent may request, in form and substance acceptable to the Agent;

          (vi) a policy or policies of workers' compensation insurance as required by workers' compensation insurance laws subject to the statutory limits of the State of New York in respect of any work or other operations on, about or in connection with all the Properties and covering all employees of the Borrower and employer's liability insurance coverage of not less than $5,000,000; and

          (vii) such other insurance with respect to such Property as the Agent from time to time may reasonably require and which is customary to be required by institutional lenders for properties of a type similar to the Properties.

          (c) All policies of insurance required under this Section 5.5 shall be issued by companies having a claims paying ability determined by A. M. Best Company of A or better and which are licensed to do business in the State of New York or with such other companies satisfactory to the Agent. The Agent shall be furnished with a duplicate original of each policy required to be provided by the Borrower hereunder, which policy shall provide that no cancellation, material change or reduction thereof shall be effective until at least ten (10) Business Days after receipt by the Agent of written notice thereof. At least ten (10) Business Days prior to expiration of any policy required to be provided by the Borrower hereunder, the Borrower shall furnish the Agent (without notice or demand by the Agent) with a duplicate original of such renewal policy replacing the policy so expiring; provided, however, if such renewal policy is not yet available, the Borrower shall provide the Agent with an insurance certificate or certificates thereof executed by the insurer or its authorized agent evidencing the insurance maintained under such policy which shall be acceptable to the Agent on an interim basis until the duplicate original thereof is available. The Borrower shall furnish the Agent receipts for the payment of premiums on such insurance policies or other evidence of such payment satisfactory to the Agent. In the event that the Borrower does not deposit with the Agent a new duplicate original policy of insurance with evidence of payment of premiums thereon at least ten (10) Business Days prior to the expiration of any expiring policy, then the Agent may, but shall not be obligated to, procure such insurance and pay the premiums therefor, and the Borrower agrees to repay to the Agent the premiums thereon promptly on demand, together with interest thereon at the rate per annum which would be applicable to Base Rate Loans under Section 2.7(c) and the same shall be part of the Obligations.

          (d) The Borrower may effect coverage under this Section 5.5 under a blanket insurance policy satisfactory to the Agent, provided that (i) any such policy of blanket insurance shall specify therein, or the insurer under such policy shall certify to the Agent, (A) the maximum amount of the total insurance afforded by the blanket policy allocated to such Property, and (B) any sublimits in such blanket policy applicable to such Property, which amounts shall not be less than the limits required pursuant to the provisions of this Section 5.5; (ii) any such policy of blanket insurance shall comply in all respects with the other provisions of this Section 5.5; and (iii) the protection afforded under any policy of blanket insurance hereunder shall be no less than that which would have been afforded under a separate policy or policies relating only to such Property.

          (e) The Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with the insurance required under this Section 5.5 unless (i) the policies are submitted to the Agent for its approval; and (ii) the insurers thereunder and the terms thereof are not unreasonably disapproved of by the Agent within 10 Business Days of such submission. The Borrower shall notify the Agent thirty (30) days before any such separate insurance is taken out and shall furnish the Agent with duplicate originals of the policy or policies or certificate or certificates of insurance executed by the insurer or its authorized agent with respect thereto, in the same manner as provided in subsection (c) of this Section 5.5 with respect to insurance required to be maintained hereunder.

          (f) For purposes of this Section, the term "full replacement value" shall mean the actual cost of replacing the property in question, exclusive of the cost of excavations, foundations and footings, as determined from time to time (but not less often than once every calendar year) by the insurance company or companies holding such insurance or by an appraiser, engineer, architect or contractor proposed by the Borrower and approved by said company or companies and the Agent.

          (g) No approval by the Agent of any insurer shall be construed to be a representation, certification or warranty of its solvency and no approval by the Agent as to the amount, type and/or form of any insurance shall be construed to be a representation, certification or warranty of its sufficiency.

         5.6 Damage, Destruction, Condemnation. (a) In the event of any damage to or loss or destruction of any Property, the Borrower shall (i) promptly notify the Agent of such event and take such steps as shall be necessary to preserve any undamaged portion of such Property and (ii) if no Event of Default has occurred and is continuing, at the Borrower's election (subject to the requirements of clause (b) of this Section 5.6), or if an Event of Default has occurred and is continuing, at the Agent's election, either (x) commence and diligently pursue to completion the restoration, replacement and rebuilding of such Property as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction and in accordance with plans and specifications reasonably approved by the Agent, and apply the excess, if any, of the Net Proceeds of any insurance award over the amount required to be applied to the Existing Loans pursuant to Section 5.6(a) of the Existing Senior Credit Agreement thereto, or (y) apply the excess, if any, of the Net Proceeds of any insurance award over the amount required to be applied to the Existing Loans pursuant to Section 5.6(a) of the Existing Senior Credit Agreement to prepay the Loans (without premium or penalty).

          (b) In the event that any portion of any Property is so damaged, destroyed or lost, and such damage, destruction or loss is covered, in whole or in part, by insurance described in Section 5.5, then, (i) if no Event of Default has occurred and is continuing and the amount of Net Proceeds received (or reasonably anticipated by the Borrower to be received) in connection with such damage, destruction or loss is less than $50,000,000, then the Borrower may retain such Net Proceeds and, at the Borrower's option, apply such Net Proceeds to the restoration, replacement or rebuilding, in whole or in part, of the portion of such Property so damaged, destroyed or lost or to the prepayment of the Existing Loans and, to the extent that the Existing Loans have been paid in full, the Loans, provided, however, that the Borrower shall be required to apply the excess, if any, of such Net Proceeds over the amount required to be applied to the Existing Loans pursuant to Section 5.6(b) of the Existing Senior Credit Agreement to the prepayment of the Loans (x) if the Borrower shall have failed to commence the restoration, replacement or rebuilding, in whole or in part, of the portion of such Property so damaged, destroyed or lost within six months following the receipt of such Net Proceeds or (y) if the Borrower shall cease to be diligently continuing such restoration, replacement or rebuilding, in the case of each of (x) and (y), subject to force majeure; or (ii) if no Event of Default has occurred and is continuing and the amount of Net Proceeds received (or reasonably anticipated by the Borrower to be received) in connection with such damage, destruction or loss is $50,000,000 or greater, then the Borrower shall cause the excess, if any, of such Net Proceeds over the amount required to be applied to the Existing Loans pursuant to Section 5.6(b) of the Existing Senior Credit Agreement to be deposited in a segregated account at a bank (which need not be a Lender) selected by the Borrower, and the Borrower hereby covenants and agrees that the excess, if any, of such Net Proceeds over the amount required to be applied to the Existing Loans pursuant to
     Section 5.6(b) of the Existing Senior Credit Agreement shall be withdrawn from such segregated account and applied solely for the purpose of, and in the amounts necessary to, make required payments in connection with the restoration, replacement or rebuilding, in whole or in part, of the portion of such Property so damaged, destroyed or lost or to the prepayment of the Loans; provided, however, that the Borrower shall be required to apply the excess, if any, of such Net Proceeds over the amount required to be applied to the Existing Loans pursuant to Section 5.6(b) of the Existing Senior Credit Agreement to the prepayment of the Loans (x) if the Borrower shall have failed to commence the restoration, replacement or rebuilding, in whole or in part, of the portion of such Property so damaged, destroyed or lost within six months following the receipt of such Net Proceeds or (y) if the Borrower shall cease to be diligently continuing such restoration, replacement or rebuilding, in the case of each of (x) and (y), subject to force majeure.

          (c) The Borrower, promptly upon obtaining knowledge of any pending or threatened institution of any proceedings for the condemnation of any Property, or any part or interest therein, or of any right of eminent domain, or of any other proceedings arising out of injury or damage to or decrease in the value of any Property (including a change in grade of any street), or any part thereof or interest therein, will notify the Agent of the threat or pendency thereof. The Borrower shall, at its expense, diligently prosecute any such proceedings. In the event of any condemnation of any Property or any part or interest therein or any similar event with respect thereto, if no Event of Default has occurred and is continuing, at the Borrower's option (subject to the requirements of clause (d) of this Section 5.6), and if an Event of Default has occurred and is continuing, at the Agent's option, the Borrower shall either (x) commence and diligently pursue to completion the replacement of such Property as nearly as possible to its value, condition and character immediately prior to such condemnation or similar event in accordance with plans and specifications reasonably approved by the Agent, and apply the excess, if any, of the Net Proceeds of any award over the amount required to be applied to the Existing Loans pursuant to Section 5.6(c) of the Existing Senior Credit Agreement thereto, or (y) apply the excess, if any, of the Net Proceeds of any award received by the Borrower over the amount required to be applied to the Existing Loans pursuant to Section 5.6(c) of the Existing Senior Credit Agreement to prepay the Loans (without premium or penalty).

          (d) In the event of any condemnation of any Property or any part or interest therein or any similar event with respect thereto, then, (i) if no Event of Default has occurred and is continuing and the amount of Net Proceeds received (or reasonably anticipated by the Borrower to be received) in connection with such condemnation or similar event is less than $50,000,000, then the Borrower may retain such Net Proceeds and, at the Borrower's option, apply such Net Proceeds to the replacement, in whole or in part, of such Property or such part thereof so condemned or to the prepayment of the Existing Loans and, to the extent the Existing Loans have been paid in full, the Loans, provided, however, that the Borrower shall be required to apply the excess, if any, of such Net Proceeds over the amount required to be applied to the Existing Loans pursuant to Section 5.6(d) of the Existing Senior Credit Agreement to the prepayment of the Loans (x) if the Borrower shall have failed to commence the replacement of such Property or such part thereof so condemned within six months following the receipt of such Net Proceeds or (y) if the Borrower shall cease to be diligently continuing such replacement, in the case of each of (x) and (y), subject to force majeure; or (ii) if no Event of Default has occurred and is continuing and the amount of Net Proceeds received (or reasonably anticipated by the Borrower to be received) in connection with such condemnation or similar event is $50,000,000 or greater, then the Borrower shall cause the excess, if any, of such Net Proceeds over the amount required to be applied pursuant to Section 5.6(d) of the Existing Senior Credit Agreement to be deposited in a segregated account at a bank (which need not be a Lender) selected by the Borrower, and the Borrower hereby covenants and agrees that the excess, if any, of such Net Proceeds over the amount required to be applied pursuant to Section 5.6(d) of the Existing Senior Credit Agreement shall be withdrawn from such segregated account and applied solely for the purpose of, and in the amounts necessary to, make required payments in connection with the replacement of such Property or such part thereof so condemned or to prepayment of the Loans, provided, however, that the Borrower shall be required to apply the excess, if any, of such Net Proceeds over the amount required to be applied pursuant to Section 5.6(d) of the Existing Senior Credit Agreement to the prepayment of the Loans (x) if the Borrower shall have failed to commence the replacement of such Property or such part thereof so condemned within six months following the receipt of such Net Proceeds or (y) if the Borrower shall cease to be diligently continuing such replacement, in the case of each of (x) and (y), subject to force majeure.

          (e) Notwithstanding any condemnation, taking or other proceeding referred to in this Section causing injury to or decrease in value of any Property (including a change in grade of any street), or any interest therein, the Borrower shall continue to pay and perform the Obligations as provided herein. Any reduction in the Obligations resulting from an application of condemnation proceeds or awards shall be deemed to take effect only on the date of receipt by the Agent of such proceeds or awards and application against the Obligations.

         5.7 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable notice and during normal business hours to discuss the business, operations, properties and financial and other condition of the Borrower with officers of the Borrower and with its independent certified public accountants.

         5.8 Notices. Promptly give notice to the Agent and, in the case of clauses (a) and (g), to each Lender, of:

          (a) the occurrence of any Default or Event of Default;

          (b) any event of default under any Contractual Obligation of the Borrower which, if not cured, could reasonably be expected to have a Material Adverse Effect;

          (c) any Release at least fifteen (15) Business Days prior to the anticipated date of effectiveness of such Release, any such notice to include a calculation in reasonable detail of the Release Price with respect to the Property for which such Release is so requested;

          (d) any Restricted Payment to any Investor or other equity holder of the Borrower at least ten (10) Business Days prior to the anticipated date of such Restricted Payment, such notice to be accompanied by a certificate of a Responsible Officer setting forth in reasonable detail the calculations showing that such Restricted Payment is permitted under
     Section 6.6(a);

          (e) (i) any litigation or proceeding affecting the Borrower or any Property in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought, (ii) any judgment rendered against the Borrower or affecting any Property involving a liability (to the extent not paid or covered by insurance) of $1,000,000 or more, (iii) any written decisions, dispositions of pleadings, dismissal or joinder of parties, or other material developments in the action captioned In re Rockefeller Center Properties, Inc. Securities Litigation, U.S. District Court, District of Delaware, Consolidated Civ. A. No. 96-543 or any other related litigation or any civil or criminal litigation, proceeding or investigation arising therefrom or arising from or relating in whole or in part to any claim that there was an alleged misstatement or omission in the RCPI Proxy Disclosure (as defined in the Limited Recourse Agreement) and (iv) any denial of coverage by any insurance company of claims arising out of the Rockefeller Center Properties litigation referred to in clause (iii) of this Section 5.8(e) or any other civil or criminal litigation or proceeding referred to in such clause (iii);

          (f) the following events, as soon as possible and in any event within 30 days after the Borrower knows thereof: (i) the occurrence of any Reportable Event with respect to any Plan (other than such a Reportable Event for which the 30-day notice period is waived), a failure to make any required contribution to a Plan which would give rise to a Lien in favor of such Plan under Section 302(f) of ERISA, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any

     Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

          (g) any change, development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

         5.9 Environmental Laws. (a) Comply with, and use commercially reasonable efforts to cause compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and use commercially reasonable efforts to cause all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

         5.10 Property Manager. Cause the Properties to be managed at all times pursuant to the Management and Leasing Agreement, dated as of July 10, 1996, between Borrower and Tishman (as amended, supplemented or otherwise modified in accordance with Section 6.9, the "Property Management Agreement"), provided that, upon the prior written request of the Borrower received by the Agent at least 30 days prior to the requested resignation or removal of the incumbent Property Manager, the Property Manager may resign or be removed if such Property Manager is immediately thereupon replaced by another Person reasonably acceptable to the Agent. Upon such replacement as provided herein and the assumption by such Person of the obligations of the Property Manager under the Property Management Agreement, such Person shall be deemed the Property Manager for all purposes of this Agreement.

         5.11 Condominium Documents; Expense Sharing Agreement. Comply with the Condominium Documents and Expense Sharing Agreement in all material respects.

         5.12 Asbestos. With respect to any friable asbestos or substance containing asbestos currently present in the any Property, the Borrower, at the Borrower's expense, shall promptly comply with and shall use commercially reasonable efforts to cause all tenants of each Property to comply with all present and future applicable federal, state or local laws, rules, regulations or orders relating to asbestos, friable asbestos and asbestos containing materials, or to the continued presence at such Property or the removal from such Property and disposal of such asbestos, friable asbestos and asbestos containing materials. In the event any asbestos, friable asbestos or asbestos containing material is discovered at any Property, the Borrower shall obtain a comprehensive asbestos report prepared by a licensed engineer or asbestos consultant acceptable to the Agent describing the form, extent, location and condition of such asbestos and recommending methods of removal or abatement. The Borrower shall promptly comply at its sole cost and expense with the recommendations contained in such report, such compliance to be performed in accordance with all applicable federal, state and local laws, statutes, rules and regulations. The Borrower shall indemnify the Agent and each Lender and hold harmless the Agent and each Lender from and against all loss, cost, damage and expense (including, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims) that the Agent or any Lender may incur as a result of or in connection with the assertion against the Agent or any Lender of any claim relating to the presence or removal of any asbestos substance referred to in this section, or compliance with any federal, state or local laws, rules, regulations or orders relating thereto, excepting only those arising out of the Agent's or the Lenders' gross or willful negligence or any action taken following assumption of control over the property by the Agent or the Lenders other than in response to a pre-existing violation of Environmental Laws. The obligations and liabilities of the Borrower under this Section 5.12 shall survive full payment of the Loans and all other amounts payable hereunder.

         5.13 Estoppel Certificates. For a period of 90 days following the Closing Date, diligently seek to obtain any estoppel certificates with respect to any Scheduled Leases described in Section 4.1(s)(ii) as to which estoppel certificates were not delivered to the Agent on the Closing Date.

         5.14 Year 2000 Procedures. Promptly notify the Agent in the event that the Borrower discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant in all material respects.

         SECTION 6. NEGATIVE COVENANTS

         The Borrower hereby agrees that, so long as any of the Commitments remain in effect or any amount is owing to any Lender or the Agent hereunder or under any other Loan Document, the Borrower shall not, nor shall it permit any of its subsidiaries, to:

         6.1 Limitation on Indebtedness and Hedging Obligations. Create, incur, assume or suffer to exist any Indebtedness or Hedging Obligations, except:

          (a) Indebtedness of the Borrower under this Agreement;

          (b) the 14% Debentures outstanding on the date hereof;

          (c) the Zeros outstanding on the date hereof;

          (d) Indebtedness of the Borrower and any of its Subsidiaries incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding as to the Borrower and its Subsidiaries $5,000,000 at any time outstanding, provided, however, that in no event shall the amount of Indebtedness permitted pursuant to this Section

        6.1(d), together with the aggregate amount of Indebtedness permitted by
        Section 6.1(g) and 6.1(h), exceed $25,000,000;

                  (e) Indebtedness and Hedging Obligations outstanding on the date hereof and listed on Schedule 6.1;

                  (f) the Hedging Obligations under the agreement required pursuant to Section 4.1(p);

                  (g) current trade liabilities incurred in the ordinary course of business or in connection with tenant improvements or capital expenditures and payable in accordance with customary terms, in an aggregate amount, together with the aggregate principal amount of Indebtedness permitted pursuant to Sections 6.1(d) and 6.1(h), not to exceed $25,000,000 at any one time outstanding;

                  (h) additional Indebtedness of the Borrower in an aggregate principal amount at any time outstanding not to exceed $1,000,000, provided, however, that in no event shall the additional Indebtedness permitted pursuant to this Section 6.1(h), together with the aggregate amount of Indebtedness permitted pursuant to Sections 6.1(d) and 6.1(g), exceed $25,000,000; and

                  (i) Indebtedness of the Borrower under the Existing Senior Credit Agreement.

                  6.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet delinquent or which have been bonded and are being contested in good faith by appropriate proceedings;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 10 days or which have been bonded, if required, and are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) Permitted Encumbrances;

                  (f) other easements, rights-of-way, restrictions, defects or irregularities in title and other similar title matters not, in any material respect, interfering with the operation, use or value of any Property;

                  (g) Liens arising from tenant improvements; provided that such Liens are either bonded or released within thirty (30) days and the aggregate amount secured by such Liens does not exceed $500,000 at any one time; and

                  (h) other non-consensual Liens filed against the Properties which aggregate not more than $5,000,000 unless such Liens are discharged of record by the posting of a bond pursuant to requisite court proceedings or by payment within 45 days.

                  6.3 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except Guarantee Obligations in existence on the date hereof and listed on Schedule 6.3. 6.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business. 6.5 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, including any disposition by way of any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary of the Borrower, except:

                  (a) the Release of any Property or portion thereof (other than the Air Rights) so long as (i) The Release Price of such Property or portion thereof is paid to the Agent in cash for the benefit of the Lenders concurrently with such Release, such Release Price to be applied as a prepayment of the Loans and a reduction of the Commitments pursuant to Section 2.11(a), (ii) no Default under Section 7(a) or Event of Default has occurred and is continuing or would result therefrom, and (iii) concurrently with such Release the Borrower prepays Loans, the Existing Loans and/or prepays, redeems or repurchases Zeros, in an aggregate amount so that, immediately after giving effect to such Release, the prepayment of the Loans required in connection therewith pursuant to Section 2.11(a) and such prepayment, redemption or repurchase of Loans, the Existing Loans and/or Zeros, the Debt to Value Ratio shall be equal to or less than 65%.

                  (b) the sale or other disposition of obsolete or worn out property (other than any Property) in the ordinary course of business;

                  (c) leases of space pursuant to tenant leases which are not in economic substance financing or disposition transactions;

                  (d) the sale of inventory in the ordinary course of business; and

                  (e) the sale or other disposition of the Air Rights so long as the Borrower shall concurrently make the prepayment required by Section 2.11(a)(ii).

                  6.6 Limitation on Restricted Payments. Declare or pay any dividend or other distributions on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares or other interests of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that:

                  (a) the Borrower may make additional distributions to RCPI and the LLC, so long as:

                           (i) (A) the Debt Service Coverage Ratio for the Test
                  Period most recently ended prior to the time of such distribution was not less than 1.15 to 1 and (B) the Adjusted Debt Service Coverage Ratio for the Test Period most recently ended prior to the time of such distribution was not less than
                  1.40 to 1,

                           (ii) the cumulative amount of all Restricted Payments
                  made by the Borrower from and including January 1, 1998 to the date of determination would not, after giving effect to any such additional distribution, exceed the Net Cash Flow after Debt Service for the period from January 1, 1998 to such date of determination (taken as a single accounting period) plus any capital contributions made to the Borrower during such period (other than capital contributions the proceeds of which were used to pay interest on the 14% Debentures), and

                           (iii) both before and after giving effect to such
                  distribution, no Default under Section 7(a) nor any Event of Default shall have occurred and be continuing; and

                  (b) the Borrower may make distributions of Net Proceeds of any Release; provided, that (i) the Borrower shall have made all prepayments required to be made pursuant to Section 2.11 hereof and
         Section 2.11 of the Existing Senior Credit Agreement in respect of such Release, and (ii) both before and after giving effect to


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
         such distribution, no Default under Section 7(a) nor any Event of Default shall have occurred and be continuing.

                  6.7 Limitation on Capital Expenditures. (a) Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for expenditures not exceeding (without duplication of commitments to make such expenditures included in any prior year), during any fiscal year of the Borrower, 125% of the amount set forth in the Capital Budget for such fiscal year; or

                  (b) fail to make capital expenditures (other than any tenant improvements or leasing commissions) during each period commencing January 1, 1997 and ending on the days set forth below in an aggregate amount of at least the amount set forth opposite such day below:

            Day                                                Amount
   ---------------------                                  ---------------
     December 31, 1999                                      $50,000,000

provided, however, that each of the amounts set forth in the foregoing table shall be reduced by an amount equal to the amount so set forth in such table multiplied by the sum of the percentages set forth opposite each of the Properties or portions of Properties listed in Schedule 1.1(b) which have been Released prior to the date set forth opposite such amount in the foregoing table.

                  6.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except :

                  (a) loans to tenants pursuant to new Leases with such tenants, the proceeds of which loans are to be used solely in connection with the improvement or occupancy by such tenants of the space leased under such Leases;

                  (b) extensions of trade credit in the ordinary course of business in an aggregate amount not to exceed $3,000,000 at any one time outstanding; and

                  (c) investments in Cash Equivalents.

                  6.9 Limitation on Optional Payments and Modifications of Agreements. (a) Make any optional payment or prepayment on or redemption or purchase of any 14% Debentures, Zeros or any Indebtedness or Hedging Obligations listed on Schedule 6.1 or pursuant to this Agreement, except that the Borrower may repurchase Zeros, may repay Indebtedness under the Existing Senior Credit Agreement and may repay Indebtedness and Hedging Obligations listed on Schedule 6.1, provided that (A) all Zeros so purchased shall be immediately retired and
(B) immediately prior to and after giving effect to any such purchase or repayment, no Default under Section 7(a) nor any Event of Default shall have occurred and be continuing; (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of the 14% Debentures, except for the Amendment to the 14% Debentures Purchase Agreement to be dated the date hereof, the Zeros or any Indebtedness or Hedging Obligations listed on
Schedule 6.1, or any instrument, agreement or other document governing or evidencing the same (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon, and other modifications not materially adverse to the Agent or the Lenders); (c) amend, modify or change the Property Management Agreement in any respect which would be materially disadvantageous to the Borrower or the Lenders; (d) amend, modify or change any Condominium Document in any respect which would cause the Condominium Documents to be materially more restrictive to the Borrower or impose any material additional obligations on the Borrower; or
(e) amend, modify or change, or consent to any amendment, modification or change to, any Major Space Lease or Major Retail Lease (except amendments or modifications which would increase any rent, eliminate any free or reduced rent provision, or which would not otherwise be materially adverse to the interests of the Agent and the Lenders) unless such amendment (or a substantially final draft thereof) has been submitted to the Agent, together with a written summary of the economic terms thereof, and the Agent has not disapproved of such amendment in writing within ten days of such submission.

                  6.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement and (b) upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, provided that, notwithstanding the foregoing, the transactions listed on Schedule 6.10 shall not be prohibited by this Section 6.10.

                  6.11 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31.

                  6.12 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement, (b) the 14% Debentures Purchase Agreement, (c) the Zeros Indenture, (d) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby) and (e) the Existing Senior Credit Agreement, which prohibits or limits the ability of the Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

                  6.13 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower is engaged on the date of this Agreement and businesses reasonably related thereto.

                  6.14 Governing Documents. Amend its trust agreement or other Governing Documents in any material respect which would be adverse to the Agent or the Lenders, without the prior written consent of the Required Lenders, which shall not be unreasonably withheld or delayed.

                  6.15 Limitation on Subsidiary Formation. Form any Subsidiaries, unless (a) the Borrower shall have given the Agent and the Lenders not less than ten Business Days' notice of such proposed formation, (b) all of the Capital Stock of such Subsidiary is directly owned by the Borrower and (c) simultaneously with the formation of such Subsidiary, this Agreement and the other Loan Documents are amended in a manner satisfactory to the Agent to provide that such Subsidiary becomes a joint obligor with the Borrower with respect to all Obligations.

                  6.16 Limitation on Securities Issuances. Issue or permit any Subsidiary to issue any additional equity interests except to the Borrower.

                  6.17 Asbestos. Install or permit to be installed in any Property, friable asbestos or any substance containing asbestos.

                  6.18 Alterations, Maintenance, Repairs, Waste. (a) Commit any waste on any Property or (b) substantially alter or demolish or remove all or any material portion of the improvements or personal property on the Properties, or erect any material additions to the existing improvements or other structures on the Properties, which, in the aggregate and after giving effect to such demolition or removal and the completion of any improvements scheduled to be made in connection with such demolition or removal, will materially diminish the fair market value thereof or materially increase any ordinary fire or other hazard arising out of construction or operation.

                  6.19 Limitations on Leasing. (a) Enter into any Major Space Lease or Major Retail Lease that is not a Permitted Major Space Lease or Permitted Major Retail Lease;

                  (b) lease all or any part of Property, other than for actual occupancy by the tenant thereunder; or

                  (c) assign the whole or any part of any Major Space Lease or Major Retail Lease or the rents thereunder.

                  SECTION 7. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan or any other amount payable hereunder or under the other Loan Documents or the Fee Letter, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower shall default in the observance or performance of any agreement contained in Section 5.2(g) or (h) or
         Section 6 other than Section 6.1(d) and (g) and Section 6.10; or

                  (d) The Borrower shall default in the observance or performance of any agreement contained in Section 6.1(d) or (g) and such default shall continue unremedied for a period of ten days, or the Borrower shall default in the observance or performance of any agreement contained in Section 6.10 and such default shall continue unremedied for a period of five days after notice from the Agent (which notice has not been rescinded or withdrawn); or

                  (e) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (d) of this Section), and such default shall continue unremedied for a period of 30 days after notice of such default is given by the Agent to the Borrower or, if such default is not reasonably amenable to cure within such 30 days and the Borrower is at all times diligently pursuing the cure thereof, such default shall continue unremedied for a period of 90 days after notice of such default is given by the Agent to the Borrower; or

                  (f) (i) Any "Event of Default" as defined in the 14% Debentures Purchase Agreement, any "Event of Default" as defined in the Zeros Indenture, or any "Event of Default" as defined in the Existing Senior Credit Agreement shall occur, or (ii) any of the subordination provisions set forth in the Intercreditor Agreement shall be or become unenforceable, or any party to the Intercreditor Agreement (other than the Agent) shall so assert in writing (other than an assertion that such subordination provisions are or have become unenforceable as a result of a breach by the Agent of its obligations under the Intercreditor Agreement); or

                  (g) The Borrower shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation or Hedging Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation or Hedging Obligation was created, if the aggregate amount of the Indebtedness and/or Guarantee Obligations and/or termination or liquidation or similar payments with respect to the Hedging Obligations in respect of which such default or defaults shall have occurred is at least $10,000,000; or (ii) default, after the giving of notice if required and the lapse of any mandatory grace period, in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or Hedging Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or Hedging Obligations or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable or any liquidation or termination payment or payments in respect of such Hedging Obligations to become due; or

                  (h) (i) The Borrower or the Property Manager shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or the Property Manager shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or the Property Manager any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or the Property Manager any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or the Property Manager shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) the Borrower or the Property Manager shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, and, in the case of any of the foregoing events relating to the Property Manager, the Property Manager has not be replaced with a new Property Manager acceptable to the Agent within 30 days; or

                  (i) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (j) Except as described in Section 7(n), one or more settlements, judgments or decrees shall be entered against the Borrower involving in the aggregate a liability (but only to the extent not paid or covered by insurance) of $5,000,000 or more, and all such settlements, judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal, or paid or otherwise satisfied, within 60 days from the entry thereof; or

                  (k) (i) RCPI and the LLC shall cease to own, beneficially and of record, 100% of the equity ownership of the Borrower, or (ii) [intentionally omitted] or (iii) one or more of the Investors, and/or one or more other wholly-owned Subsidiaries of any Key Principals, or the Key Principals, taken as a whole, cease to own, beneficially and of record, 100% of the common equity ownership of RCPI and the equity ownership of the LLC, or (iv) WHRC II Real Estate Limited Partnership, a Delaware limited partnership, and Rockprop, L.L.C., a Delaware limited liability company, shall collectively cease to own, beneficially and of record, at least 50% of the common equity ownership of RCPI and the equity ownership of the LLC, or (v) any of the Key Principals shall cease to own, beneficially and of record, at least the same percentage equity ownership of the Investors (or such transferee as contemplated by (iii) above) as such Key Principal owned on the date hereof, except that any Key Principal, other than Whitehall Street Real Estate Limited Partnership V and, so long as Tishman remains Property Manager, Tishman Speyer Crown Equities, may transfer any or all of its ownership interest in the Investors to another Key Principal or, so long as such Key Principal expressly agrees to remain liable under the Limited Recourse Agreement to the same extent as provided on the Closing Date, to any other Person; provided that, the parties hereto agree that nothing in this Section 7(k) is intended to restrict or limit any transfer of any ownership interest in any Key Principal; or

                  (l) [Intentionally Omitted]

                  (m) the aggregate net worth of the Key Principals shall be less than $300,000,000, or the Key Principals shall have failed to deliver to the Agent one or more true and accurate Key Principal Net Worth Letters (as defined in the Limited Recourse Agreement) as required by the Limited Recourse Agreement demonstrating an aggregate net worth of the Key Principals of at least $300,000,000; or

                  (n) (i) one or more settlements, judgments or decrees shall be entered against or entered into by any Key Principal or any other Person (including without limitation any present or former director or officer of RCPI or any predecessor) with respect to which the Borrower has an indemnification obligation, involving in the aggregate a liability (but only to the extent not paid by insurance, or covered by insurance with respect to which the insurance company has acknowledged coverage) of $15,000,000 or more, and all such settlements, judgments or decrees have not been vacated, discharged, stayed or bonded pending appeal or paid or otherwise satisfied within 60 days from the entry thereof, or (ii) any settlement, judgment or decree shall be entered against or entered into by any of the Borrower, RCPI or the LLC in the Rockefeller Center Properties litigation referred to in Section 5.8(e)(iii) or any civil or criminal litigation, proceeding or investigation arising from or relating in whole or in part to any claim that there was an alleged material misstatement or omission in the RCPI Proxy Disclosure (as defined in the Limited Recourse Agreement), involving in the aggregate a liability (but only to the extent not paid by insurance, or covered by insurance with respect to which the insurance company has acknowledged coverage) of $15,000,000 or more, which settlement, judgment or decree shall not have been vacated, discharged, stayed or bonded pending appeal, or paid or otherwise satisfied, within five Business Days from the entry thereof;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (h) of this Section with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                  SECTION 8. THE AGENT

                  8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

                  8.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The

Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  8.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

                  8.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any other Loan Party), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  8.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Loan Party which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  8.7 Indemnification. The Lenders agree to indemnify the Agent and the Arranger in their respective capacities as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Credit Exposure Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Agent or the Arranger in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent or the Arranger under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's or the Arranger's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  8.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and the other Loan Parties as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

                  8.9 Successor Agent. The Agent may resign as Agent upon
10 days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Agent's resignation as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                  8.10 Dealings with Agent. Except as otherwise expressly provided herein, in connection with any matter consented to, approved or waived by the Lenders or to be consented to, approved or waived by the Lenders, as between the Borrower, on the one hand, and the Lenders and the Agent, on the other hand, the Borrower shall be entitled to rely upon the Agent's approval or consent.

                  8.11 Co-Agent. The Co-Agent shall have no rights, powers, duties or responsibilities (other than as a Lender) hereunder or under any other Loan Document. To the extent that the Borrower is permitted or required to deal with or rely upon the Agent under any of the Loan Documents, the Borrower shall be permitted or required to deal with or rely solely upon NationsBank, N.A., as agent, or any successor agent appointed in accordance with Section 8.9 hereof.

                  SECTION 9. MISCELLANEOUS

                  9.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 9.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this Section 9.1 or reduce the percentage specified in the definition of Required Lenders or Majority Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release any collateral for the Obligations or any Recourse Party from its obligations under the Limited Recourse Agreement, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 8 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, (c) in the case of delivery by overnight courier, one Business Day after being delivered to a nationally recognized overnight courier service, with shipping charges paid for delivery on the next Business Day, or (d) in the case of delivery by facsimile transmission, when sent and receipt has been electronically confirmed, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrower:    RCPI Trust
                          c/o Tishman Speyer Properties L.P.
                          520 Madison Avenue
                          New York, New York  10022
                          Attention:  Mr. Jerry Speyer
                          Telephone:       212-715-0310
                          Fax:             212-319-1745

                          with copies to:

                          Whitehall Street Real Estate Limited Partnership V 85 Broad Street
                          New York, New York  10004
                          Attention:  Chief Financial Officer
                          Telephone:  212-902-3171
                          Facsimile:  212-357-5505;

                          and

                          Sullivan & Cromwell
                          125 Broad Street
                          New York, New York  10004
                          Attention:  Gary Israel, Esq.
                          Telephone:  212-558-4005
                          Facsimile:  212-558-3588




         The Agent:       NationsBank, N.A.
                          901 Main Street, TXI-492-51-01
                          Dallas, Texas 75202
                          Attention:  Ms. Carolyn Mason
                          Telephone: 214-508-9338
                          Facsimile:  214-508-1571


                          with copies to:

                          NationsBank, N.A.
                          100 North Tryon Street, 11th Floor
                          Charlotte, North Carolina 28255
                          Attention:  Mr. Thomas K. Sittema
                          Telephone: 704-386-0637
                          Facsimile:  704-388-9408

                          and

                          Cadwalader, Wickersham & Taft
                          227 West Trade Street, Suite 2400
                          Charlotte, North Carolina 28202
                          Attention:  Christopher M. McDermott, Esq.
                          Telephone: 704-348-5100
                          Facsimile:  704-348-5200

provided that any notice, request or demand to or upon the Agent pursuant to
Section 2.3, 2.5, 2.6 or 2.10, or from the Lenders pursuant to Section 2.13(b), shall not be effective until received.

                  9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  9.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent and the Arranger, and each Lender (but limited, with respect to the Lenders pursuant to this Section 9.5(a), but not with respect to the Agent or Arranger, to an aggregate amount not to exceed the lesser of (i) $5,000 per Lender and (ii) $35,000 in the aggregate for all Lenders) for all their out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and (except with respect to the Lenders) the administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of Cadwalader, Wickersham & Taft, special counsel to the Agent, costs of appraisals and environmental reports and site inspections, (b) to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Agent, (c) to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Agent and the Arranger harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, or the use of the proceeds of the Loans and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries, or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Agent, Arranger or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Agent, Arranger or any such Lender or (ii) legal proceedings commenced against the Agent, Arranger or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

                  9.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.17, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or to an additional bank or financial institution or entity which is an Eligible Assignee or, with the consent of the Agent (in its sole discretion) and the Borrower (which consent of the Borrower shall not be unreasonably withheld, delayed or conditioned; provided, that it shall not be unreasonable for the Borrower to withhold consent to an additional bank, financial institution or entity that fails to execute and deliver a certificate in the form of Exhibit G hereto), to an additional bank or financial institution or entity which is not a Lender or an Eligible Assignee (such assignee Lender, Eligible Assignee or other financial institution or entity, an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan

         Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, with appropriate completions (an "Assignment and Acceptance"), executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender, by the Agent) and delivered to the Agent for its acceptance and recording in the Register, provided, that in the case of any such assignment to an additional bank or financial institution, the sum of the aggregate principal amount of the Loans and Available Commitment being assigned shall be at least $5,000,000 or, if less, all of the rights and obligations of the assigning Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this Section, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in Section 7(h) with respect to the Borrower shall have occurred and be continuing.

                  (d) The Agent, on behalf of the Borrower, shall maintain at the address of the Agent referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender, by the Agent) together with payment to the Agent of a registration and processing fee of $3,500, the Agent shall
         (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

                  (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of Section 9.15, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  (h) Notwithstanding anything to the contrary set forth in this
         Section 9.6, no assignment by NationsBank or its Affiliates under
         Section 9.6(c) shall be permitted unless, immediately after giving effect to such assignment, the Commitment and Loans of NationsBank and its Affiliates shall be not less than the lesser of (i) $10,000,000 and
         (ii) 21% of the aggregate Commitments and Loans of all of the Lenders.

                  9.7 Adjustments; Set-off. (a) If any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), but after compliance with any applicable notice provisions and after expiration of any applicable grace periods, to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission of signature pages hereto), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

                  9.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  9.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  9.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of North Carolina in Mecklenburg County, the courts of the United States of America for the Western District of North Carolina, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.2 or at such other address of which the Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  9.13 Acknowledgments. (a) The Borrower hereby acknowledges that:

                  (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (ii) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Borrower and the other Loan Parties, on one hand, and Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (iii) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  (b) Each of the Lenders hereby expressly acknowledges and agrees to the provisions of Section 11 of the Limited Recourse Agreement.

                  9.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  9.15 Confidentiality. The Agent, the Arranger and each Lender agrees to keep confidential all information provided to it by the Borrower or any Loan Party pursuant to this Agreement, the other Loan Documents and/or the Fee Letter; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Agent or any other Lender or any Affiliate thereof as reasonably necessary in connection with its review, analysis, and evaluation of the Loan Parties and the Properties, and the entry into, administration, monitoring and enforcement of the Loan Documents, (ii) to any Transferee which receives such information having been made aware of the confidential nature thereof and having become a party to a confidentiality agreement on terms substantially similar to this Section 9.15, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors as reasonably necessary in connection with its review, analysis, and evaluation of the Loan

Parties and the Properties, and the entry into, administration, monitoring and enforcement of the Loan Documents, (iv) upon the request or demand of any examiner or other Governmental Authority having jurisdiction over such Lender,
(v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than (to the knowledge of such Person) in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

                  9.16 Recourse. Except as otherwise expressly provided in the Limited Recourse Agreement or the other Loan Documents, the Agent and the Lenders hereby agree that none of the Borrower's beneficiaries, the Investors nor the Key Principals, nor any of their respective partners, officers, employees or agents, shall have any liability (contractual or otherwise) in respect of the Loans or any of the other Obligations and the Agent and the Lenders shall not have recourse against the assets of any of the Borrower's beneficiaries, the Investors, the Key Principals nor any of their respective partners, officers, employees or agents in respect of the Loans or any of the other Obligations.


                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        RCPI TRUST


                                        By:
                                            ------------------------------------
                                            Title:


                                        NATIONSBANK, N.A.,
                                        as Agent and as a Lender


                                        By:
                                            ------------------------------------
                                            Title:

                                        BANKBOSTON, N.A.
                                        as Co-Agent and as a Lender


                                        By:
                                            ------------------------------------
                                            Title:

INDEX OF SCHEDULES AND EXHIBITS

Schedule I: Lenders, Commitments and Lending Offices               Schedule following this Index

Schedule 1.1(a): Properties and Allocated Loan Amounts             Schedule following this Index

Schedule 1.1(b): Capital Expenditures Adjustments                  Intentionally omitted

Schedule 2.2: Scheduled Loan Repayments                            Schedule following this Index

Schedule 3.4(b): Permitting and Regulatory Matters                 Intentionally omitted

Schedule 3.6: Certain Litigation                                   Schedule following this Index

Schedule 3.8(a): Permitted Encumbrances                            Intentionally omitted

Schedule 3.8(c): Lease Defaults                                    Intentionally omitted

Schedule 3.8(d): Service Contracts                                 Intentionally omitted

Schedule 3.8(e): Tax Assessments                                   Intentionally omitted

Schedule 3.8(g): Amendments to Condominium                         Intentionally omitted

Schedule 3.8(h): Ground Lease Defaults                             Intentionally omitted

Schedule 3.8(i):  Tenant Improvement Obligations                   Intentionally omitted

Schedule 3.8(m): Leasing Brokerage Contracts                       Intentionally omitted

Schedule 3.14: Subsidiaries                                        Schedule following this Index

Schedule 3.20: Environmental Matters                               Intentionally omitted

Schedule 4.1(b): Scheduled Leases                                  Intentionally omitted

Schedule 6.1: Existing Indebtedness and Hedging Obligations        Schedule following this Index

Schedule 6.3: Existing Guarantee Obligations                       Schedule following this Index

Schedule 6.10:  Certain Affiliate Transactions                     Schedule following this Index

Exhibit A:  Form of Note                                           Intentionally omitted

Exhibit B:  Form of Tax Status Certificate                         Intentionally omitted

Exhibit C:  Form of Initial Borrowing Certificate                  Intentionally omitted

Exhibit D:  Form of Opinion of Sullivan & Cromwell                 Intentionally omitted

Exhibit E:  Form of Assignment and Acceptance                      Intentionally omitted

Exhibit F:  Form of Amendment to Existing Credit Agreement         Intentionally omitted

Exhibit G:  Form of Eligible Assignee Certificate                  Intentionally omitted

                                                                      SCHEDULE I



                    LENDERS, COMMITMENTS AND LENDING OFFICES



          Lender, Lending Offices and Notice Addresses                    Commitment
          --------------------------------------------                    ----------
NationsBank, N.A.                                                        $23,500,000

Eurodollar Lending Offices:     901 Main Street
                                Dallas, Texas  75202
                                Attention: Ms. Carolyn Mason
                                Telephone: 214-508-9338
                                Telecopy: 214-508-1571

Base Rate Lending Office:       901 Main Street
                                Dallas, Texas  75202
                                Attention: Ms. Carolyn Mason
                                Telephone: 214-508-9338
                                Telecopy: 214-508-1571

Notice Address:                 901 Main Street
                                Dallas, Texas  75202
                                Attention: Ms. Carolyn Mason
                                Telephone: 214-508-9338
                                Telecopy: 214-508-1571


BANKBOSTON, N.A.                                                         $23,500,000

Eurodollar Lending Offices:     100 Federal Street
                                Boston, Massachusetts  02110
                                Attention: Tim Dwyer
                                Telephone: 617-434-1659
                                Telecopy: 617-___________

Base Rate Lending Office:       100 Federal Street
                                Boston, Massachusetts  02110
                                Attention: Tim Dwyer
                                Telephone: 617-434-1659
                                Telecopy: 617-___________

Notice Address:                 100 Federal Street
                                Boston, Massachusetts  02110
                                Attention: Tim Dwyer
                                Telephone: 617-434-1659
                                Telecopy: 617-___________


                                     TOTAL:                              $47,000,000

                                                                 SCHEDULE 1.1(a)



                      PROPERTIES AND ALLOCATED LOAN AMOUNTS



                                     PARCEL                                               NATURE OF PROPERTY INTEREST
                                     ------                                               ---------------------------
(1250 AVENUE OF THE AMERICAS - P/O PARCEL A-1) Block 1265 - Lots 1002, 1003,              fee
1005, 1007, 1058-1070, 1073, 1074, 1076, 1077, 1080, 1081, 1092 and 1093 and RGI
Unit Lot 1004

(1250 AVENUE OF THE AMERICAS - P/O PARCEL A-1) Block 1265 Lot 1054                        fee

(1250 AVENUE OF THE AMERICAS - P/O PARCEL A-1) Block 1265 - Lots 1023 and 1024            fee

(1250 AVENUE OF THE AMERICAS - P/O PARCEL A-1) Block 1265 - Lots 1028 and                 fee
1031-1049

(610 FIFTH AVENUE - PARCEL A-2) Block 1265 - Lot 50                                       leasehold

(NO ADDRESS - PARCEL A-3) Block 1265 - Lot 40                                             fee

(NO ADDRESS - PARCEL A-4) Block 1265 - Lot 8040                                           fee

1, 9 ROCKEFELLER PLAZA - P/O PARCEL C) Block 1264 - Part                                  fee
of Lot 5

(1220-1236 AVENUE OF THE AMERICAS - UNIDENTIFIED P/O PARCEL) Block 1264 -                 leasehold
Remainder of Lot 5

8, 12 WEST 49TH STREET - PARCELS E-1, E-2 AND E-3) Block 1264 - Part of Lot 30            fee

(P/O 600 FIFTH AVENUE - P/O PARCEL E-4) Block 1264 - Remainder Part of Lot 30             leasehold

(1258 AVENUE OF THE AMERICAS - PARCEL D) Block 1265 - Lot 71                              fee

(1260-1276 AVENUE OF THE AMERICAS - P/O PARCEL B) Block 1266 - Lot 1 (excluding           fee
Radio City Music Hall)

            PROPERTY                                            ALLOCATED LOAN AMOUNT
            --------                                            ---------------------
30 Rockefeller Plaza                                                 $11,300,000

International Building                                                 9,900,000

One Rockefeller Plaza                                                  4,200,000

600 Fifth Avenue                                                       2,400,000

10 Rockefeller Plaza                                                   3,300,000

1230 Avenue of the Americas                                            3,300,000

50 Rockefeller Plaza                                                   2,300,000

1270 Avenue of the Americas
  (excluding Radio City Music Hall)                                    3,200,000

French Building                                                        1,800,000

British Building                                                       1,700,000

Radio City Music Hall                                                  3,600,000

               TOTAL                                                 $47,000,000

                               Remaining Property

                  ALL of Parcel 1 (Block 1265, Lot 50) other than the following:

                  ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

                  BEGINNING at the intersection
of the northerly side of West 49th Street and the westerly side of 5th Avenue;

                  RUNNING THENCE along the westerly side of 5th Avenue 200 feet 10 inches to the intersection of the westerly side of 5th Avenue and the southerly side of West 50th Street;

                  THENCE westerly along the southerly side of West 50th Street 315 feet 0 inches to the easterly side of Rockefeller Plaza;

                  THENCE southerly along the easterly side of Rockefeller Plaza 200 feet 10 inches to the northerly side of West 49th Street;

                  THENCE easterly along the northerly side of West 49th Street 315 feet 0 inches to the westerly side of 5th Avenue to the point or place of BEGINNING.

                                                                    SCHEDULE 2.2

                            SCHEDULED LOAN REPAYMENTS

                  The Loans shall be repaid in amounts (each, a "Scheduled Payment Amount"), payable on each day listed below, equal to:

                  (i) the aggregate principal amount of Loans borrowed on or prior to the Termination Date, minus

                  (ii) the sum of the Maximum Allowable Loan Balance set forth below opposite such day plus the amount allocated to such Scheduled Payment Amount pursuant to Sections 2.10, 2.11 and 5.6 plus the aggregate principal amount of all Scheduled Payment Amounts for all dates prior to such day, provided that if such difference is equal to or less than zero then the amount of the Scheduled Payment Amounts for such quarter shall be zero, and provided, further, that, notwithstanding anything set forth in this Schedule 2.2 otherwise, all remaining unpaid principal of the Loans shall be due on December 31, 2000:


                                              MAXIMUM ALLOWABLE LOAN
             DATE                                    BALANCE
             ----                             ----------------------
      March 31, 1999                              $47,000,000

      June 30, 1999                               $47,000,000

      September 30, 1999                          $47,000,000

      December 31, 1999                           $42,000,000

      March 31, 2000                              $32,000,000

      May 16, 2000                                $0, or if the Maturity Date
                                                  shall have been extended
                                                  pursuant to Section 2.6,
                                                  $32,000,000

      June 30, 2000                               $22,000,000*

      September 30, 2000                          $12,000,000*

      December 31, 2000                           $0*

*Only if the Maturity Date shall have been extended pursuant to Section 2.6.

                                  Schedule 3.6



In re Rockefeller Center Properties, Inc. Securities Litigation, Consolidated C.A. No. 96-543 (RRM), United States District Court for the District of Delaware.

Knight, et al. v. Rockefeller Center Properties, Inc. et al., 95 Civ. 4165 (WK), United States District Court for the Southern District of New York.

Krim v. Rockefeller Center Properties, Inc. et al., 95 Civ. 3764 (WK), United States District Court for the Southern District of New York.

In re Rockefeller Center Properties, Inc. Shareholders Litigation, Consol. C.A. No. 14612, Delaware Court of Chancery.

Beizer et. al. v. Linneman et. al., C.A. No. 16413, Delaware Court of Chancery.

Siegal & Gale Inc. v. RCPI Trust et. al., Index No. 605682/98, Supreme Court of the State of New York, New York County.

Inquiry by the Office of the Attorney General of the State of New York, Investor Protection and Securities Bureau.

Informal inquiry by New York regional office of the United States Securities and Exchange Commission (presently dormant).

                                  Schedule 3.14



         RCP Associates, a New York Limited Partnership (the "Partnership")

             Interests in the Partnership are owned by:

             RCPI Trust, General Partner ........................ 45.00%

             Rock-Around-The-Block, Inc., Limited Partner ....... 55.00%

         The partnership owns the property described on Exhibit A, which is subject to that certain unrecorded Amended and Restated Lease, dated July 17, 1996 by and between the Partnership, as landlord, and Rockefeller Center Properties, a New York general partnership ("RCP"), as tenant, as assigned to RCPI Trust by Assignment and Assumption of Ground Lease, dated July 17, 1996 by and between RCP, as assignor, and RCPI Trust as assignee.

SCHEDULE 6.1 - EXISTING INDEBTEDNESS


                                                            PAY RATE
COUNTERPARTY                           NOTIONAL AMOUNT         CAP       MATURITY
------------                           ---------------      --------     --------
Goldman Sachs Capital Markets L.P.     $55,000,000            7.69%      May 15, 1999
                                                              8.69%      May 16, 2000 or
                                                                         December 31, 2000 if
                                                                         NationsBank loan extended

SCHEDULE 6.3 - GUARANTEE OBLIGATIONS:



         NONE

SCHEDULE 6.10 - TRANSACTION WITH AFFILIATES



     AFFILIATE                               TRANSACTION

     Tishman Speyer Properties, L.P.         Managing & Leasing Agent

     Goldman Sachs & Co.                     Investment Banking Agent

     Arcade Services                         Contract Cleaning Services

     Paramount Painting Company, LLC         Painting Services